CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Maximum Aggregate Offering Price (1)(2)	Amount of Registration Fee
Common Stock, par value $0.01 per share	$888,707,030	$49,589.85

(1)	Includes shares to be sold upon exercise of the underwriters’ option to purchase additional shares. See “Underwriting” beginning on page S-23 of this prospectus supplement.
(2)	Estimated solely for the purposes of calculating the registration fee pursuant to Rule 457(o) of Regulation C under the Securities Act of 1933, as amended, which we refer to as the “Securities Act.”

Filed Pursuant to Rule 424(b)(7)
File Number 333-158949

Prospectus Supplement to Prospectus dated May 1, 2009

37,351,617 Shares

American Water Works Company, Inc.

Common Stock

The selling stockholder is selling 37,351,617 shares of our common stock in this offering. We will not receive any of the proceeds from the sale of shares in this offering.

Our common stock is traded on The New York Stock Exchange under the ticker symbol “AWK”. The last reported sale price of our common stock on November 17, 2009 was $21.63 per share.

Investing in our common stock involves risks. See “Risk Factors” beginning on page S-9 of this prospectus supplement and Item 1A, “Risk Factors”, of our most recent Annual Report on Form 10-K to read about factors you should consider before buying shares of our common stock.

Neither the Securities and Exchange Commission, any state securities commission nor any other regulatory body has approved or disapproved of these securities or passed on the accuracy or adequacy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

	Per Share	Total
Public offering price	$21.63	$807,915,476
Underwriting discounts and commissions	$.6489	$24,237,464
Proceeds, before expenses, to the selling stockholder	$20.9811	$783,678,011

The underwriters may also purchase up to an additional 3,735,162 shares of common stock from the selling stockholder at the public offering price, less the underwriting discount, within 30 days from the date of this prospectus supplement.

The underwriters are offering the shares of our common stock as set forth under “Underwriting” beginning on page S-23 of this prospectus supplement. The underwriters expect to deliver the shares of common stock against payment therefor in New York, New York on or about November 23, 2009.

BofA Merrill Lynch	Credit Suisse	Morgan Stanley

Citi	Goldman, Sachs & Co.	UBS Investment Bank

Janney Montgomery Scott

Boenning & Scattergood, Inc.	Brean Murray, Carret & Co.	Macquarie Capital	Societe Generale	The Williams Capital Group, L.P.

Prospectus supplement dated November 17, 2009

S-i

Our regulated subsidiaries are subject to economic regulation by state PUCs in Arizona, California, Hawaii, Illinois, Indiana, Iowa, Kentucky, Maryland, Missouri, New Jersey, New Mexico, New York, Ohio, Pennsylvania, Tennessee, Texas, Virginia and West Virginia. Some of these states have enacted laws that require regulatory approval for the acquisition of “control” of any regulated utility. In those states, obtaining “control” of the parent or any other company that controls a regulated utility also requires prior regulatory approval. The threshold for a change in control is a fact-specific inquiry that varies by state. For example, in some states, a presumption of control will arise when an acquiring party acquires more than 9.9% of the voting securities of the regulated utility or the controlling entity. In addition to ownership, other states may analyze the degree of influence or control an acquiror may exert over the company. Any person acquiring our common stock in this offering or in any other purchase of our common stock in a quantity sufficient to trigger a change in control under state law would need the prior approval of the applicable state PUC.

S-ii

ABOUT THIS PROSPECTUS SUPPLEMENT

All references in this prospectus supplement to “American Water,” “we,” “our,” “us” and the “Company” refer to American Water Works Company, Inc. and its consolidated subsidiaries unless the context otherwise requires.

This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering and certain other matters. The second part, the accompanying prospectus, gives more general information about us and our common stock. Generally, when we refer to “this prospectus,” we are referring to both parts of this document combined. To the extent information in this prospectus supplement conflicts with information in the accompanying prospectus, you should rely on the information in this prospectus supplement. You should rely only on the information contained in, or incorporated by reference in, this prospectus supplement and the accompanying prospectus. Neither we nor the selling stockholder have authorized anyone to provide you with different information.

The selling stockholder is not making an offer or sale of these securities in any jurisdiction where the offer or sale is not permitted. The information which appears in this prospectus supplement, the accompanying prospectus and any document incorporated by reference is accurate as of their respective dates. Our business, financial condition, results of operations and prospects may have changed since the date of such information.

The information contained on or accessible from our website does not constitute a part of this prospectus and is not incorporated by reference herein.

“American Water” and its logos are our trademarks. Other service marks, trademarks and trade names referred to in this prospectus are the property of their respective owners.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission, which we refer to as the SEC. These SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov and our website at http://www.amwater.com. You may also read and copy any document we file with the SEC at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room.

We have filed a registration statement on Form S-3 under the Securities Act of 1933, as amended, which we refer to as the Securities Act, with the SEC to register the shares of our common stock offered by this prospectus supplement. This prospectus does not contain all the information contained in the registration statement because certain parts of the registration statement are omitted in accordance with the rules and regulations of the SEC. The registration statement and the documents filed as exhibits to the registration statement are available for inspection and copying as described above.

We are “incorporating by reference” into this prospectus specific documents that we file with the SEC, which means that we can disclose important information to you by referring you to those documents that are considered part of this prospectus. Information that we file subsequently with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below, and any future documents that we file with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, which we refer to as the Exchange Act, until the termination of the offerings of all of the securities covered by this prospectus has been completed. This prospectus is part of a registration statement filed with the SEC.

We are “incorporating by reference” into this prospectus the following documents filed with the SEC (excluding any portions of such documents that have been “furnished” but not “filed” for purposes of the Exchange Act):

Filings	Period Covered or Date Filed
Annual Report on Form 10-K, including the portions of our Proxy Statement on Schedule 14A filed on March 26, 2009 that are incorporated by reference therein	Year ended December 31, 2008
Quarterly Reports on Form 10-Q	Quarters ended March 31, 2009, June 30, 2009 and September 30, 2009
Current Reports on Form 8-K (other than the portions not deemed to be filed)

Filed on February 26, 2009 (dated February 20, 2009), May 6, 2009 (with respect to item 8.01 only), May 12, 2009, June 8, 2009, June 23, 2009, August 5, 2009 (with respect to item 5.02 only) and August 17, 2009

We will provide to each person, including any beneficial owner, to whom this prospectus supplement and the accompanying prospectus is delivered, upon written or oral request and without charge, a copy of the documents referred to above that we have incorporated in this prospectus by reference. You can request copies of such documents if you call or write us at the following address or telephone number: American Water Works Company, Inc., 1025 Laurel Oak Road, Voorhees, New Jersey 08043, Attention: General Counsel, (856) 346-8200.

This prospectus supplement and the accompanying prospectus contain summaries of certain agreements that we have filed as exhibits to various SEC filings, as well as certain agreements that we will enter into in connection with this offering. The descriptions of these agreements contained in this prospectus or information incorporated by reference herein do not purport to be complete and are subject to, or qualified in their entirety by reference to, the definitive agreements. Copies of the definitive agreements will be made available without charge to you by making a written or oral request to us.

You should rely only upon the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus or contained in any free writing prospectus prepared by or on behalf of us. We have not authorized anyone to provide you with different information. You should not assume that the information in this document is accurate as of any date other than that on the front cover of this prospectus.

Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein, in any other subsequently filed document which also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified and superseded, to constitute a part of this prospectus.

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights information contained elsewhere in this prospectus supplement and the accompanying prospectus. It may not contain all the information that is important to you. You should carefully read this prospectus supplement, the accompanying prospectus and the documents incorporated by reference therein in their entirety before making an investment decision. For the definition of certain terms used in this prospectus supplement and the accompanying prospectus, please refer to the definitions set forth in the section entitled “Glossary.”

Our Company

American Water Works Company, Inc., a Delaware corporation, is the most geographically diversified as well as the largest, as measured both by operating revenue and population served, investor-owned United States water and wastewater utility company. Our approximately 7,300 employees provide approximately 15 million people with drinking water, wastewater and other water-related services in 32 states and Ontario, Canada.

In 2008, we generated $2,336.9 million in total operating revenue, representing approximately four times the operating revenue of the next largest investor-owned company in the United States water and wastewater business, and $186.9 million in operating loss, which includes $750.0 million of impairment charges relating to continuing operations, and a net loss of $562.4 million. In 2007, we generated $2,214.2 million in total operating revenue and $15.1 million in operating income which includes $509.3 million of impairment charges relating to continuing operations, and a net loss of $342.8 million. For the nine months ended September 30, 2009, we generated $1,842.9 million in total operating revenue, $36.2 million in operating income and a net loss of $269.5 million, which includes goodwill impairment charges of $450.0 million pre-tax and $443.0 million net of tax.

We have two operating segments which are also the Company’s two reportable segments, which we refer to as the Regulated Businesses and Non-Regulated Businesses segments.

For 2008, our Regulated Businesses generated $2,082.7 million in operating revenue, prior to inter-segment eliminations, representing 89.1% of total operating revenue. For the same period, our Non-Regulated Businesses generated $272.2 million in operating revenue, prior to inter-segment eliminations, representing 11.6% of total consolidated operating revenue. For the nine months ended September 30, 2009, our Regulated Businesses generated $1,673.3 million in operating revenue, which accounted for 90.8% of total consolidated operating revenue. For the same period, our Non-Regulated Businesses generated $187.0 million in operating revenue, which accounted for 10.1% of total consolidated operating revenue.

Our Industry

The U.S. water and wastewater industry has two main segments: (i) utility, which involves supplying water and wastewater services to customers, and (ii) general services, which involves providing water and wastewater-related services, including engineering, consulting and sales of water infrastructure and distribution products, such as pipes, to water and wastewater utilities and other consumers on a fee-for-service contract basis.

The utility segment includes municipal systems, which are owned and operated by local governments, and investor-owned systems. Government-owned systems make up the vast majority of the U.S. water and wastewater utility segment, accounting for approximately 84% of all U.S. community water systems and approximately 98% of all U.S. community wastewater systems.

The utility segment is characterized by high barriers to entry, including high capital spending requirements. Investor-owned water and wastewater utilities also face regulatory approval processes in order to do business, which may involve obtaining relevant operating approvals, including certificates of public convenience and necessity (or similar authorizations), pursuant to which state PUCs grant investor-owned utilities the right to provide service within an authorized service area. The utility segment of the U.S. water and wastewater industry is highly fragmented, with approximately 52,000 community water systems and approximately 16,000 community wastewater facilities, according to the U.S. Environmental Protection Agency, or EPA, and therefore presents opportunities for consolidation. Larger utilities, such as ours, that have greater access to capital are generally more capable of making mandated and other necessary infrastructure upgrades to water and wastewater systems.

Our Strengths

We believe that we are distinguished by the following key competitive strengths:

Market leader with broad national footprint and strong local presence. We are the largest and most geographically diversified investor-owned water and wastewater utility company in the United States. Our scale provides us with a competitive advantage in procuring goods and services reliably and economically. Our geographic scope enables us to capitalize effectively on growth opportunities across our service areas, while helping to insulate us from adverse conditions relating to regulatory environments, weather and economic conditions in any one geographic area. Also, our active community involvement supports customer satisfaction.

Regulated Businesses provide financial stability. Our Regulated Businesses provide a high degree of financial stability because (i) high barriers to entry insulate us from competitive pressures, (ii) economic regulation promotes predictability in financial planning and long-term performance through the rate-setting process and (iii) our largely residential customer base promotes consistent operating results.

Experience in securing appropriate rates of return and promoting constructive regulatory frameworks. We seek appropriate rates of return on our investment and a return of our investment and recovery of prudently incurred operating expenses from state PUCs in the form of rate increases, which we refer to as rate relief. We have a strong track record of providing reliable service at cost-effective rates, which has generally allowed us to maintain positive relations with regulators. We have generally been granted rate relief in a timely manner after application.

Significant growth opportunities with a low risk business profile. We believe we are well positioned to benefit from favorable industry dynamics in the water and wastewater sectors, which provide significant opportunities for future growth in both our Regulated Businesses and complementary Non-Regulated Businesses.

•

We intend to invest capital prudently to enable us to continue to provide essential services to our customers in the water and wastewater utility industry and to municipalities in meeting the capital challenges of making substantial required infrastructure upgrades.

•	Our Regulated Businesses provide a large platform on which to grow both organically and through consolidation from among the numerous water and wastewater systems in the United States.

•	Our national footprint increases our ability to make opportunistic investments in non-regulated businesses that are complementary to our Regulated Businesses.

Experienced senior management team. Our four most senior executives, Donald L. Correll, President and Chief Executive Officer, Ellen C. Wolf, Senior Vice President and Chief Financial Officer, John S. Young, President, American Water Services, and Walter J. Lynch, President, Regulated Operations, have an average of over 20 years of experience in the utilities industry.

Industry leader in water quality, testing and research. We are experts in water quality testing, compliance and treatment and have established and own industry-leading water testing facilities. Our technologically advanced quality control and testing laboratory in Belleville, Illinois is certified in 24 states and Puerto Rico.

Our Strategy

Our goal is to consistently provide customers with safe, high quality drinking water and reliable water and wastewater services. Our business strategies include:

•	continuing to invest prudently in regulated water and wastewater infrastructure projects;

•	earning an appropriate rate of return on our investments from state PUCs;

•	growing our Regulated Businesses through acquisitions; and

•	continuing to pursue public/private partnerships, including O&M and military contracts and services, and other non-regulated businesses that are complementary to our Regulated Businesses.

The Selling Stockholder

RWE Aktiengesellschaft, which we refer to as RWE, is a stock corporation incorporated in the Federal Republic of Germany whose shares are publicly listed on the Frankfurt and Düsseldorf stock exchanges and other German stock exchanges as well as on the Zurich stock exchange. RWE is one of Europe’s leading electricity and gas companies and supplies 15 million customers with electricity and 8 million customers with gas in Germany, the United Kingdom and Central and Eastern Europe. On November 4, 2005, RWE announced its intention to exit its water activities in the United States and the United Kingdom in order to focus on its core European electricity and gas business and has since then completed the divestiture of its water business in the United Kingdom. As a part of this strategy, RWE sold approximately 63.2 million shares in the initial public offering of American Water’s common stock in April 2008. Of the approximately 63.2 million shares sold, approximately 5.2 million were sold pursuant to the partial exercise of the underwriters’ option to purchase additional shares on May 27, 2008. In June 2009, RWE sold approximately 15.4 million shares in a secondary offering of American Water’s common stock. Of the approximately 15.4 million shares sold, approximately 3.9 million were sold pursuant to the exercise on June 8, 2009 of the underwriters’ option to purchase additional shares. In August 2009, RWE sold approximately 40.3 million shares in a secondary offering of American Water’s common stock. Of the approximately 40.3 million shares sold, approximately 5.3 million were sold pursuant to the exercise on August 14, 2009 of the underwriters’ option to purchase additional shares. Upon the consummation of this offering, RWE will have fully divested its ownership of American Water, assuming the exercise in full of the underwriters’ option to purchase additional shares. This offering, together with RWE’s sale of shares in the initial public offering and the secondary offerings in June 2009 and August 2009, respectively, is referred to as the RWE Divestiture. As of September 30, 2009, RWE owned approximately 23.5% of American Water’s outstanding shares of common stock. Upon the consummation of this offering (assuming the exercise in full of the underwriters’ option to purchase additional shares), RWE will not own any shares of our common stock.

Recent Developments

On September 1, 2009, we made a cash dividend payment of $0.21 per share to all shareholders of record as of August 18, 2009. On October 30, 2009, our board of directors declared a quarterly cash dividend payment of $0.21 per share payable on December 1, 2009 to all shareholders of record as of November 18, 2009. Purchasers in this offering will not be holders of record as of November 18, 2009 and, therefore, will not be entitled to receive such dividend.

Director Resignations

Upon the consummation of this offering, the selling stockholder will own approximately 2.1% of the shares of our common stock (or no shares of our common stock if the underwriters’ option to purchase additional shares is exercised in full). The selling stockholder’s designees, Dr. Rolf Pohlig, Dr. Manfred Döss and Andreas Zetzsche, have each delivered letters of resignation from our board of directors, which will become effective upon the consummation of this offering (regardless of whether the underwriters’ option to purchase additional shares is exercised in full or at all). The letters of resignation will not become effective if this offering is not consummated.

Organizational Structure

RWE Aqua Holdings GmbH, which we refer to as the selling stockholder, a limited liability company organized under the laws of the Federal Republic of Germany and a direct wholly-owned subsidiary of RWE, is a significant stockholder of American Water. The following chart sets forth our organizational structure after giving effect to the consummation of this offering (assuming the exercise in full of the underwriters’ option to purchase additional shares).

Our Executive Offices

We are a corporation incorporated under the laws of Delaware. Our principal executive offices are located at 1025 Laurel Oak Road, Voorhees, NJ 08043. Our telephone number is (856) 346-8200. Our internet address is www.amwater.com. The information contained on or accessible from our website does not constitute a part of this prospectus and is not incorporated by reference herein.

“American Water” and its logos are our trademarks. Other service marks, trademarks and trade names referred to in this prospectus are the property of their respective owners.

THE OFFERING

Common stock offered by the selling stockholder	37,351,617 shares

Common stock outstanding immediately after this offering	174,600,330 shares

Use of Proceeds	The net proceeds from the offering of shares by the selling stockholder will be approximately $783.7 million (or approximately $862.0 million if the underwriters’ option to purchase additional shares is exercised in full) based on the public offering price of $21.63 per share. We will not receive any proceeds from the offering of shares of our common stock by the selling stockholder.

Option to purchase additional shares	The underwriters have an option to purchase a maximum of 3,735,162 additional shares from the selling stockholder.

Dividend Policy	Subject to applicable law and the discretion of our board of directors, we will pay cash dividends at a rate of approximately $0.21 per share for the last fiscal quarter in 2009 on our common stock, to be paid approximately 60 days after the end of such fiscal quarter. The declaration, payment and amount of future dividends to holders of our common stock will be at the discretion of our board of directors and will depend on many factors, including our financial condition and results of operations, liquidity requirements, capital requirements of our subsidiaries, legal requirements, regulatory constraints and other factors our board of directors deems relevant.

Listing	Our common stock is listed on The New York Stock Exchange, or NYSE, under the symbol “AWK.”

Risk Factors	See “Risk Factors” beginning on page S-9 of this prospectus supplement, Item 1A, “Risk Factors,” in our most recent Annual Report on Form 10-K and other documents incorporated by reference herein for a discussion of factors that you should refer to and carefully consider before deciding to invest in shares of our common stock.

All information in this prospectus, unless otherwise indicated or the context otherwise requires, assumes no exercise of the underwriters’ option to purchase additional shares.

RISK FACTORS

An investment in our common stock involves risks. This prospectus supplement does not describe all of these risks. You should carefully consider the risks described below and the risks described in Item 1A, “Risk Factors,” in our most recent Annual Report on Form 10-K, as updated or amended in subsequent filed reports with the SEC, as well as the other information included or incorporated by reference in this prospectus supplement and the accompanying prospectus, before making an investment decision. Our business, financial condition or results of operations could be materially adversely affected by any of these risks. The market or trading price of our common stock could decline due to any of these risks or other factors, and you may lose all or part of your investment.

The market price of our common stock may be volatile, which could cause the value of your investment to decline.

The market price of our common stock may fluctuate widely. You may not be able to resell your shares at or above the offering price due to fluctuations in the market price of our common stock caused by changes in our operating performance or prospects and other factors, including broad market fluctuations. Some specific factors that may have a significant effect on the market price of our common stock include:

•	actual or anticipated fluctuations in our operating results or future prospects;

•	the public’s reaction to our press releases, our other public announcements and our filings with the SEC;

•	strategic actions by us or our competitors, such as acquisitions or restructurings;

•	new laws or regulations or new interpretations of existing laws or regulations applicable to our business;

•	changes in accounting standards, policies, guidance, interpretations or principles;

•	adverse conditions in the financial markets or general economic conditions, including those resulting from war, incidents of terrorism and responses to such events;

•	sales of common stock by us, the selling stockholder or members of our management team; and

•	changes in stock market analyst recommendations or earnings estimates regarding our common stock, other comparable companies or the water services industry generally.

Future sales of our shares, or the perception by the market that future sales of our shares may occur, could depress the market price of our common stock.

Future sales, or the perception of the availability for sale in the public market, of substantial amounts of our common stock could adversely affect the prevailing market price of our common stock and could impair our ability to raise capital through future sales of equity securities at a time and price that we deem appropriate. As of November 16, 2009, there were 174,600,330 shares of our common stock outstanding.

The shares of common stock sold by RWE in this offering will be freely transferable without restriction or further registration under the Securities Act. If the underwriters’ option to purchase additional shares is not exercised in full or at all, the shares of common stock owned by RWE after the consummation of this offering will be restricted securities within the meaning of Rule 144 under the Securities Act but will be eligible for resale subject to applicable volume, manner of sale, holding period and other limitations of Rule 144 and the lock-up provisions described below. RWE has certain registration rights with respect to the common stock that it may retain following this offering (assuming the underwriters’ option to purchase additional shares is not exercised in full or at all) and, subject to the lock-up provisions described in this prospectus, intends to fully divest its remaining ownership of American Water pursuant to this offering or as soon as reasonably practicable, subject to market conditions.

In connection with the initial public offering, we granted 269,254 restricted stock units, 89,921 restricted stock awards and 2,077,814 stock options under our 2007 Omnibus Equity Compensation Plan, and established an employee stock purchase plan, or ESPP. As of September 30, 2009, we had 1.9 million shares of our common stock reserved for issuance under the ESPP.

We, our executive officers and directors and the selling stockholder have agreed to a “lock-up,” meaning that, subject to specified exceptions, neither we nor our executive officers and directors will sell any shares or engage in any hedging transactions without the prior consent of the representatives of the underwriters for 90 days after the date of this prospectus supplement, and the selling stockholder will not sell any shares or engage in any hedging transactions without the prior consent of the representatives of the underwriters for 45 days after the date of this prospectus supplement. Following the expiration of this 90-day or 45-day lock-up period, respectively, all of the 108,121 shares of our common stock held by our executive officers and directors and up to 3,735,162 shares held by the selling stockholder if the underwriters’ option to purchase additional shares is not exercised in full or at all will be eligible for future sale, subject to the applicable volume, manner of sale, holding period and other limitations of Rule 144.

We expect to pursue issuances of our common stock in order to meet our capital expenditure needs. We may need to issue and sell shares of common stock as a result of additional goodwill impairments. We may also issue shares of our common stock, or other securities, from time to time as consideration for future acquisitions and investments. The number of shares of our common stock or the number or aggregate principal amount, as the case may be, of other securities that we may issue may in turn be significant. To the extent such shares or other securities are issued in private transactions, we may also grant registration rights covering those shares or other securities. In connection with any such acquisitions and investments, any additional capital raised through the sale of our equity securities may dilute your percentage ownership in us. See “Shares Eligible for Future Sale” for a discussion of the shares of common stock that may be sold into the public market in the future.

You may never receive dividends on your investment in our common stock, which may limit your returns.

Subject to applicable law and the discretion of our board of directors, we will pay regular quarterly cash dividends on our common stock. See “Dividend Policy”. However, you may not receive dividends in the amounts disclosed in this prospectus, or at all, as a result of the following factors:

•	we are not legally or contractually required to pay dividends;

•	we may modify or revoke our policy to pay a regular quarterly dividend at any time;

•

even if we do not modify or revoke our dividend policy, the actual amount of dividends distributed and the decision to make any distribution is entirely at the discretion of our board of directors, and any future dividends with respect to shares of our common stock will depend on, among other things, our financial condition and results of operations, liquidity requirements, capital requirements of our subsidiaries, legal requirements, regulatory constraints, management’s assessment of our ability to fund capital expenditures through debt and equity offerings and other factors deemed relevant by our board of directors;

•

some of our debt agreements restrict our ability, subject to specified exceptions, to pay dividends, and our ability to pay dividends may be subject to restrictions imposed by agreements governing our future indebtedness;

•

our ability to pay dividends will depend on our ability to generate cash flow from operations in the future. This ability, to an extent, is subject to general economic, financial, competitive, regulatory and other factors that are beyond our control. In addition, we are a holding company with no substantial assets. Because substantially all of our operations are conducted through our subsidiaries, we will not be able to pay dividends unless we receive sufficient cash distributions from our operating subsidiaries. We cannot assure you that our operating subsidiaries will generate sufficient cash flow from operations, or have sufficient surplus or net profits to make cash contributions to us in an amount sufficient to enable us to pay dividends. Even if these amounts are sufficient, our operating subsidiaries are subject to regulation by applicable state PUCs which may limit their ability to pay distributions to us, and the amount of dividends our subsidiaries may distribute is restricted by the agreements governing their indebtedness; and

•	the amount of dividends we may distribute is subject to Delaware law restrictions.

If we do not have sufficient cash to fund dividend payments, we would either reduce or eliminate dividends or rely on cash provided by financing activities to fund dividend payments, and such financing may or may not be available.

Our dividend policy was in effect for the year ended December 31, 2008. Without making any pro forma adjustments other than the proposed payment of dividends, we were not able to fund our construction expenditures and fund our acquisitions without using excess cash, borrowings under our revolving credit facility or proceeds from additional financings.

Provisions in our amended and restated certificate of incorporation, our bylaws, Delaware law and the laws of the states in which we operate may inhibit or discourage a takeover attempt and negatively affect the value of your shares.

Provisions of our charter documents, the General Corporation Law of the State of Delaware, the state in which we are organized, and the laws of the states in which we operate, could discourage potential acquisition proposals or make it more difficult for a third party to acquire control of our company, even if doing so might be beneficial to our stockholders. See “Description of Capital Stock” in the accompanying prospectus for a summary description of American Water’s common stock. Our amended and restated certificate of incorporation and bylaws provide for various procedural and other requirements that could make it more difficult for stockholders to effect certain corporate actions, or may deter, delay or prevent a third party from acquiring us. These provisions include:

•	limitations on who may call special meetings of stockholders;

•	the inability of stockholders to act by written consent;

•	advance notice requirements for nominations for election to the board of directors and for stockholder proposals; and

•

the authority of our board of directors to issue, without stockholder approval, shares of preferred stock with such terms as our board of directors may determine and to issue additional shares of our common stock.

In addition, some of the states in which we operate have enacted laws that require regulatory approval for the acquisition of “control” of regulated utilities. The threshold for a change in control is a fact-specific inquiry that varies by state. For instance, in some states, any person acquiring more than 9.9% of our common stock would need the prior approval of the applicable state PUC or a determination from such state PUC that “control” has not been acquired. In addition to ownership, other states may analyze the degree of influence or control an acquiror may exert over the company. Any person acquiring our common stock in this offering or in any other purchase of our common stock in a quantity sufficient to trigger a change in control under state law would need the prior approval of the applicable state PUC. For example, in Kentucky, KY. Rev. Stat. Ann. §278.020 requires that no person may acquire control of American Water without obtaining necessary regulatory approvals.

These provisions may discourage acquisition proposals and may make it more difficult or expensive for a third party to acquire a majority of our outstanding voting stock or may delay, prevent or deter a merger, acquisition, tender offer or proxy contest, which may negatively affect our common stock price.

FORWARD-LOOKING STATEMENTS

We have made statements under “Risk Factors” and in other sections of this prospectus supplement and other documents incorporated by reference herein that are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and the Private Securities Litigation Reform Act of 1995. In some cases, these forward-looking statements can be identified by words with prospective meanings such as “intend,” “plan,” “estimate,” “believe,” “anticipate,” “expect,” “predict,” “project,” “forecast,” “outlook,” “future,” “potential,” “continue,” “may,” “can,” “should” and “could” and similar expressions. Forward-looking statements may relate to, among other things, our future financial performance, our growth strategies, our ability to repay debt, our ability to finance current operations and growth initiatives, trends in our industry, regulatory or legal developments or rate adjustments.

Forward-looking statements are predictions based on our current expectations and assumptions regarding future events. They are not guarantees of any outcomes, financial results or levels of performance, and you are cautioned not to place undue reliance upon them. These forward-looking statements are subject to a number of risks and uncertainties, and new risks and uncertainties of which we are not currently aware or which we do not currently perceive may arise in the future from time to time. Should any of these risks or uncertainties materialize, or should any of our expectations or assumptions prove incorrect, then our results may vary materially from those discussed in the forward-looking statements herein. Factors that could cause actual results to differ from those discussed in forward-looking statements include, but are not limited to, the factors discussed under “Risk Factors” in this prospectus supplement and Item 1A, “Risk Factors,” in our most recent Annual Report on Form 10-K, as updated or amended in subsequent filed reports with the SEC, and the following factors:

•	weather conditions, patterns or events, including drought or abnormally high rainfall;

•	changes in general economic, business and financial market conditions;

•	fluctuations in the value of benefit plan assets and liabilities that could increase our cost and funding requirements;

•	changes in laws, governmental regulations and policies, including environmental, health and water quality and public utility regulations and policies;

•	the decisions of governmental and regulatory bodies, including decisions to raise or lower rates;

•	the timeliness of regulatory commissions’ actions concerning rates;

•	migration into or out of our service territories;

•	our ability to obtain permits for expansion projects;

•	changes in customer demand for, and patterns of use of, water, such as may result from conservation efforts;

•	the availability of adequate and cost-effective supplies of chemicals, electricity, fuel, water and other raw materials that are needed for our operations;

•	our ability to successfully acquire and integrate water and wastewater systems that are complementary to our operations and the growth of our business;

•	our ability to manage the expansion of our business;

•	our ability to control operating expenses and to achieve efficiencies in our operations;

•	access to sufficient capital on satisfactory terms;

•	fluctuations in interest rates;

•	restrictive covenants in or changes to the credit ratings on our current or future debt that could increase our financing costs or affect our ability to borrow, make payments on debt or pay dividends;

•	changes in our credit rating;

•	changes in capital requirements;

•	the incurrence of impairment charges;

•	difficulty in obtaining insurance at acceptable rates and on acceptable terms and conditions;

•	ability to retain and attract qualified employees;

•	cost overruns relating to improvements or the expansion of our operations; and

•	civil disturbance or terrorist threats or acts or public apprehension about future disturbances or terrorist threats or acts.

The risks and uncertainties referenced above are not intended to be exhaustive. See “Risk Factors” beginning on page S-9 of this prospectus supplement and our most recent Annual Report on Form 10-K, including the information in Item 1A, “Risk Factors,” therein, and other documents filed with the SEC for an expanded discussion of the risks and uncertainties described above and additional risks and uncertainties that could cause actual results to differ materially from the forward-looking statements. All forward-looking statements contained in or incorporated by reference in this prospectus are based upon information available to us on the date such statements are made. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, changed circumstances or otherwise.

Any forward-looking statements we make speak only as of the date of such statement. Except as required by law, we do not have any obligation, and we specifically disclaim any undertaking or intention, to update any forward-looking statements, whether as a result of new information, future events or otherwise.

INDUSTRY AND MARKET DATA

Unless otherwise indicated, information contained in this prospectus supplement concerning the water and wastewater industry, its segments and related markets and our general expectations concerning such industry and its segments and related markets are based on management estimates. Such estimates are derived from publicly available information released by third-party sources, as well as data from our internal research and on assumptions made by us based on such data and our knowledge of such industry and markets, which we believe to be reasonable. We have estimated the number of people served by our water and wastewater systems (i) by multiplying the number of residential water and wastewater connections by average people per household based on 2000 United States Census data by state (average people per household varies by state but is generally between 2.4 to 3.0 individuals per household); (ii) by adjusting for weather fluctuations, for some other customer classes, including commercial customers, and for bulk water sales and (iii) by reconciling drinking water and wastewater connections to avoid double counting population served where the same user has both drinking water and wastewater service. In some instances, population estimates for our Non-Regulated Businesses are based on either (i) specific population estimates from the client or (ii) population estimates based on the average volume of water processed by the applicable facilities. While we are not aware of any misstatements regarding the industry or similar data presented herein, such data involve risks and uncertainties and are subject to change based on various factors, including those discussed in Item 1A, “Risk Factors,” in our most recent Annual Report on Form 10-K for the year ended December 31, 2008 and other documents incorporated by reference in this prospectus supplement.

USE OF PROCEEDS

All of the shares of our common stock offered by this prospectus are being sold by the selling stockholder. We will not receive any proceeds from the sale of shares sold in this offering. The net proceeds from the offering of shares by the selling stockholder will be approximately $783.7 million (or approximately $862.0 million if the underwriters’ option to purchase additional shares is exercised in full) based on the public offering price of $21.63 per share.

DIVIDEND POLICY

Our board of directors has adopted a dividend policy to distribute to our stockholders a portion of our net cash provided by operating activities as regular quarterly dividends, rather than retaining that cash for other purposes. Subject to applicable law and the discretion of our board of directors, our policy is to distribute 50% to 70% of our net income annually.

Our cash dividend policy reflects our basic judgment that it is in the best interest of our stockholders to distribute to them a portion of the cash generated by our business. In order to fund construction expenditures, acquisitions (including tuck-in acquisitions) and principal and interest payments on our indebtedness, and pay dividends at the level currently anticipated under our dividend policy, we expect that we will need additional financing from external sources. In our judgment, our dividend policy, which is consistent with utility industry practice, will enable us to attract financing required to fund capital expenditures and acquisitions.

Subject to applicable law and the discretion of our board of directors, we will pay cash dividends at a rate of approximately $0.21 per share for the last fiscal quarter in 2009 on our common stock, to be paid approximately 60 days after the end of such fiscal quarter. The quarterly and annual average aggregate dividend amounts for the next four quarters would be approximately $36.7 million and $146.7 million, respectively, assuming dividends at a rate of $0.21 per share per quarter. The aggregate dividend amounts are based upon the estimated average 174.6 million shares outstanding after this offering during the next four quarters.

We expect that dividends will be paid in March, June, September and December of each fiscal year to holders of record approximately 15 days prior to the distribution date. Since the dividends on our common stock will not be cumulative, only declared dividends will be paid.

We have paid quarterly dividends since September 2, 2008. On March 2, 2009, the Company made a cash dividend payment of $0.20 per share to all shareholders of record as of February 18, 2009. On June 1, 2009, the Company made a cash dividend payment of $0.20 per share to all shareholders of record as of May 18, 2009. On September 1, 2009, the Company made a cash dividend payment of $0.21 per share to all shareholders of record as of August 18, 2009. On October 30, 2009, our board of directors declared a quarterly cash dividend payment of $0.21 per share payable on December 1, 2009 to all shareholders of record as of November 18, 2009. Purchasers in this offering will not be holders of record as of November 18, 2009 and, therefore, will not be entitled to receive such dividend. From 2003 to 2007, inclusive, because we were not a public company, we did not pay dividends on our common stock. However, American Water, prior to its acquisition by RWE in 2003, paid dividends to common stockholders in each of the years since it became publicly traded in 1947.

For further information about our dividend policy and our ability to pay dividends, see “Risk Factors—Risks Related to Our Industry and Business—Our Regulated Businesses require significant capital expenditures to maintain infrastructure and expand our rate base and may suffer if we fail to secure appropriate funding to make investments, or if we suffer delays in completing major capital expenditure projects” under Item 1A of our most recent Annual Report on Form 10-K and “Risk Factors—You may never receive dividends on your investment in our common stock, which may limit your returns” in this prospectus supplement.

SELLING STOCKHOLDER

RWE Aktiengesellschaft, which we refer to as RWE, is a stock corporation incorporated in the Federal Republic of Germany whose shares are publicly listed on the Frankfurt and Düsseldorf stock exchanges and other German stock exchanges as well as on the Zurich stock exchange. RWE is one of Europe’s leading electricity and gas companies and supplies 15 million customers with electricity and 8 million customers with gas in Germany, the United Kingdom and Central and Eastern Europe. The selling stockholder is RWE Aqua Holdings GmbH, a limited liability company organized under the laws of the Federal Republic of Germany and a direct wholly-owned subsidiary of RWE. The table below sets forth the name of the selling stockholder, its beneficial ownership prior to and after the completion of this offering and the number of shares of our common stock that the selling stockholder will sell in this offering using this prospectus supplement.

Selling Stockholder	Shares Beneficially Owned Prior to the Offering		Shares Offered Hereby	Shares Beneficially Owned After the Offering
	Shares	Percent(1)		Shares	Percent(1)
RWE Aqua Holdings GmbH	41,086,779	23.5%	37,351,617	3,735,162	2.1%

(1)	Based on 174,600,330 shares of our common stock outstanding as of November 16, 2009.

SHARES ELIGIBLE FOR FUTURE SALE

We cannot predict the effect, if any, that market sales of shares or the availability of shares will have on the market price of our common stock. Sales of substantial amounts of common stock in the public market, or the perception that such sales could occur, could cause the prevailing market price to decrease or to be lower than it might be in the absence of those sales or perceptions.

Sales of Restricted Securities

Upon the closing of this offering, we will continue to have outstanding approximately 174.6 million shares of common stock. As of September 30, 2009, we had no shares of common stock held in treasury. All of the shares of our common stock sold in this offering will be freely tradeable without restriction under the Securities Act, except for any shares that may be acquired or held by an affiliate of ours, as the term “affiliate” is defined in Rule 144 under the Securities Act. Persons who may be deemed to be affiliates generally include individuals or entities that control, are controlled by, or are under common control with, us and may include our directors and officers, as well as a significant stockholder. All remaining shares held by the selling stockholder will be “restricted securities” as defined in Rule 144, and may not be sold other than through registration under the Securities Act or under an exemption from registration, such as the one provided by Rule 144. The shares of common stock sold by RWE in this offering will be freely transferable without restriction or further registration under the Securities Act. If the underwriters option to purchase additional shares is not exercised in full or at all, the common stock owned by RWE after the completion of this offering will be restricted securities within the meaning of Rule 144 under the Securities Act but will be eligible for resale subject to applicable volume, manner of sale, holding period and other limitations of Rule 144 and the lock-up provisions described below. RWE has registration rights with respect to the common stock that it may retain following this offering and, subject to the lock-up provisions described in this prospectus supplement, intends to fully divest its remaining ownership of American Water as soon as reasonably practicable, subject to market conditions.

Rule 144

Generally, Rule 144 provides that an affiliate who has beneficially owned “restricted” shares for at least six months will be entitled to sell on the open market in brokers’ transactions, within any three-month period, a number of shares that does not exceed the greater of:

•	1% of the then outstanding shares of common stock, which will equal approximately 1.7 million shares of common stock immediately after this offering; and

•	the average weekly trading volume of the common stock on the open market during the four calendar weeks preceding the filing of notice with respect to such sale.

Sales under Rule 144 are also subject to manner of sale provisions and notice requirements and the availability of current public information about our company.

In the event that any person who is deemed to be our affiliate purchases shares of our common stock in this offering or acquires shares of our common stock pursuant to one of our employee benefits plans, sales under Rule 144 of the shares held by that person are subject to the volume limitations and other restrictions described in the preceding two paragraphs.

Lock-Up Arrangements

In connection with this offering, we, each of our executive officers and directors and the selling stockholder have entered into lock-up agreements described under “Underwriting” that restrict the sale of shares of our common stock and securities convertible into or exchangeable or exercisable for common stock for up to 90 days, with respect to us our executive officers and directors, and 45 days, with respect to the selling stockholder, after the date of this prospectus supplement, except with the prior written consent of Merrill Lynch, Pierce, Fenner & Smith Incorporated, Credit Suisse Securities (USA) LLC and Morgan Stanley & Co. Incorporated.

Following the expiration of the 90-day or 45-day lock-up period, substantially all of the shares of our common stock that are restricted securities or are held by our affiliates as of the date of this prospectus supplement will be eligible for sale in the public market in compliance with Rule 144 under the Securities Act.

Registration Rights Agreement

Following the expiration of the 45-day lock-up period and if the underwriters’ option to purchase additional shares is not exercised in full or at all, the selling stockholder will have the right, subject to certain conditions, to require us to register the sale of their remaining shares of our common stock under federal securities laws. By exercising their registration rights, the selling stockholder could cause the prevailing market price of our common stock to decline.

2007 Omnibus Equity Compensation Plan Awards

In connection with our 2007 Omnibus Equity Compensation Plan, 15.5 million shares of our common stock have been reserved, and 426,076 restricted stock units, 83,655 restricted stock awards and 2,727,630 options have been granted under this plan.

Nonqualified Employee Stock Purchase Plan

We have established an employee stock purchase plan, for which we reserved 2 million shares of our common stock to be issued and sold thereunder, subject to adjustments. To date we have granted 139,426 shares, leaving 1,860,574 shares reserved for issuance thereunder.

MATERIAL UNITED STATES FEDERAL TAX CONSEQUENCES FOR NON-U.S. STOCKHOLDERS

This is a general summary of material United States Federal income and estate tax considerations with respect to your ownership and disposition of common stock. It applies to you only if you hold the common stock as a capital asset and you are a non-U.S. holder. You are a non-U.S. holder if you are a beneficial owner of shares other than:

•	an individual citizen or resident of the United States;

•

a corporation (or other entity taxable as a corporation for United States Federal income tax purposes) created or organized in, or under the laws of, the United States or any political subdivision of the United States;

•	an estate, the income of which is subject to United States Federal income taxation regardless of its source;

•

a trust, if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust; or

•	a trust that has a valid election in place to be treated as a United States person.

This summary does not address all of the United States Federal income and estate tax considerations that may be relevant to you in light of your particular circumstances or if you are a beneficial owner subject to special treatment under United States Federal income tax laws (such as a “controlled foreign corporation,” “passive foreign investment company,” a company that accumulates earnings to avoid United States Federal income tax, foreign tax-exempt organization, financial institution, broker or dealer in securities, insurance company, regulated investment company, real estate investment trust, financial asset securitization investment trust, person who holds common stock as part of a hedging or conversion transaction or as part of a short-sale or straddle, or former United States citizen or resident). This summary does not discuss any aspect of United States Federal alternative minimum tax, state, local or non-United States taxation. This summary is based on current provisions of the Internal Revenue Code, Treasury regulations, judicial opinions, published positions of the United States Internal Revenue Service, which we refer to as the IRS, and all other applicable authorities, all of which are subject to change, possibly with retroactive effect.

If a partnership (or other entity taxable as a partnership for United States Federal income tax purposes) holds our common stock, the tax treatment of a partner will generally depend on the status of the partner and the activities of the partnership. If you are a partner of a partnership holding our common stock, you should consult your tax advisor.

WE URGE PROSPECTIVE NON-UNITED STATES STOCKHOLDERS TO CONSULT THEIR TAX ADVISORS REGARDING THE UNITED STATES FEDERAL, STATE, LOCAL AND NON-UNITED STATES INCOME AND OTHER TAX CONSIDERATIONS OF ACQUIRING, HOLDING AND DISPOSING OF SHARES OF COMMON STOCK.

Dividends

In general, any distributions we make to you with respect to your shares of common stock that constitute dividends for United States Federal income tax purposes will be subject to United States withholding tax at a rate of 30% of the gross amount, unless you are eligible for a reduced rate of withholding tax under an applicable income tax treaty and you provide proper certification of your eligibility for such reduced rate. A distribution will constitute a dividend for United States Federal income tax purposes to the extent of our current or accumulated earnings and profits as determined for U.S. Federal income tax purposes. Any distribution not constituting a dividend will be treated first as reducing your basis in your shares of common stock and, to the extent it exceeds your basis, as capital gain. Because of our status as a U.S. real property holding company as described below in

“Material United States Federal Tax Consequences for Non-U.S. Stockholders—Sale or Other Disposition of Common Stock,” we may be required to withhold at least 10% of any distribution in excess of our current and accumulated earnings and profits, even if a lower treaty rate applies and you are not liable for tax on the receipt of that distribution. However, you may seek a refund of these amounts from the IRS if your United States tax liability with respect to the distribution is less than the amount withheld.

Dividends we pay to you that are effectively connected with your conduct of a trade or business within the United States (and, if certain income tax treaties apply, are attributable to a United States permanent establishment maintained by you) generally will not be subject to United States withholding tax if you comply with applicable certification and disclosure requirements. Instead, such dividends generally will be subject to United States Federal income tax, net of certain deductions, at the same graduated individual or corporate rates applicable to United States persons. If you are a corporation, effectively connected income may also be subject to a “branch profits tax” at a rate of 30% (or such lower rate as may be specified by an applicable income tax treaty). Dividends that are effectively connected with your conduct of a trade or business but that under an applicable income tax treaty are not attributable to a United States permanent establishment maintained by you may be eligible for a reduced rate of United States withholding tax under such treaty, provided you comply with certification and disclosure requirements necessary to obtain treaty benefits.

Sale or Other Disposition of Common Stock

You generally will not be subject to United States Federal income tax on any gain realized upon the sale or other disposition of your shares of common stock unless:

•

the gain is effectively connected with your conduct of a trade or business within the United States (and, under certain income tax treaties, is attributable to a United States permanent establishment you maintain);

•

you are an individual, you are present in the United States for 183 days or more in the taxable year of disposition and you meet other conditions, and you are not eligible for relief under an applicable income tax treaty; or

•

we were are or have been a “United States real property holding corporation” for United States Federal income tax purposes (which we believe we likely are and are likely to continue to be) and you hold or have held, directly or indirectly, at any time within the shorter of the five-year period preceding disposition or your holding period for your shares of common stock, more than 5% of our common stock. If you are described in this bullet point, your gain will be taxed as if it were gain that is effectively connected with your conduct of a trade or business within the United States. Accordingly, you should consult your tax advisor if you are a non-U.S. holder and hold or contemplate acquiring more than 5% of our common stock.

Gain that is effectively connected with your conduct of a trade or business within the United States (or so treated) generally will be subject to United States Federal income tax, net of certain deductions, at the same rates applicable to United States persons. If you are a corporation, the branch profits tax (described above) also may apply to such effectively connected gain. If the gain from the sale or disposition of your shares is effectively connected with your conduct of a trade or business in the United States but under an applicable income tax treaty is not attributable to a permanent establishment you maintain in the United States, your gain may be exempt from United States tax under the treaty. If you are described in the second bullet point above, you generally will be subject to United States tax at a rate of 30% on the gain realized, although the gain may be offset by some United States source capital losses realized during the same taxable year.

Information Reporting and Backup Withholding

We must report annually to the IRS the amount of dividends or other distributions we pay to you on your shares of common stock and the amount of tax we withhold on these distributions regardless of whether withholding is required. The IRS may make copies of the information returns reporting those distributions and amounts withheld available to the tax authorities in the country in which you reside pursuant to the provisions of an applicable income tax treaty or exchange of information treaty.

The United States imposes backup withholding (currently at a rate of 28%) on dividends and certain other types of payments to United States persons. You will not be subject to backup withholding on dividends you receive on your shares of common stock if you provide proper certification of your status as a non-United States person (for example, by providing a properly executed IRS Form W-8BEN) or you are a corporation or one of several types of entities and organizations that qualify for exemption (an “exempt recipient”).

Information reporting and backup withholding generally are not required with respect to the amount of any proceeds from the sale of your shares of common stock outside the United States through a foreign office of a foreign broker that does not have certain specified connections to the United States. However, if you sell your shares of common stock through a United States broker or the United States office of a foreign broker, the broker will be required to report the amount of proceeds paid to you to the IRS and also backup withhold on that amount unless you provide appropriate certification to the broker of your status as a non-United States person (for example, by providing a properly executed IRS Form W-8BEN) or you are an exempt recipient. Information reporting will also apply if you sell your shares of common stock through a foreign broker deriving more than a specified percentage of its income from United States sources or having certain other connections to the United States, unless such broker has documenting evidence in its records that you are a non-United States person and certain other conditions are met or you are an exempt recipient.

Backup withholding is not an additional tax. Any amounts withheld with respect to your shares of common stock under the backup withholding rules will be refunded to you or credited against your United States Federal income tax liability, if any, by the IRS if the required information is furnished in a timely manner.

Estate Tax

Common stock owned or treated as owned by an individual who is not a citizen or resident (as defined for United States Federal estate tax purposes) of the United States at the time of his or her death will be included in the individual’s gross estate for United States Federal estate tax purposes and therefore may be subject to United States Federal estate tax unless an applicable treaty provides otherwise.

UNDERWRITING

The Company, the selling stockholder and the underwriters named below have entered into an underwriting agreement with respect to the shares being offered. Subject to certain conditions, each underwriter has severally agreed to purchase the number of shares indicated in the following table. Merrill Lynch, Pierce, Fenner & Smith Incorporated, Credit Suisse Securities (USA) LLC and Morgan Stanley & Co. Incorporated are acting as joint book-running managers and representatives of the underwriters.

Underwriter	Number of Shares
Merrill Lynch, Pierce, Fenner & Smith
Incorporated	9,337,904
Credit Suisse Securities (USA) LLC	9,337,904
Morgan Stanley & Co. Incorporated	9,337,904
Citigroup Global Markets Inc.	2,427,855
Goldman, Sachs & Co.	2,427,855
UBS Securities LLC	2,427,855
Janney Montgomery Scott LLC	1,120,550
Boenning & Scattergood, Inc.	186,758
Brean Murray, Carret & Co., LLC	186,758
Macquarie Capital (USA) Inc.	186,758
SG Americas Securities, LLC	186,758
The Williams Capital Group, L.P.	186,758

Total	37,351,617

The underwriters are committed to take and pay for all of the shares being offered, if any are taken, other than the shares covered by the overallotment option described below, unless and until this overallotment option is exercised.

If the underwriters sell more shares than the total number set forth in the table above, the underwriters have an option to buy up to an additional 3,735,162 shares from the selling stockholder to cover any overallotments. They may exercise that overallotment option for 30 days. If any shares are purchased pursuant to this overallotment option, the underwriters will severally purchase shares in approximately the same proportion as set forth in the table above.

The following table shows the per share and total underwriting discounts and commissions to be paid to the underwriters by the selling stockholder. Such amounts are shown assuming both no exercise and full exercise of the underwriters’ option to purchase additional shares.

Paid by the Selling Stockholder	No Exercise	Full Exercise
Per Share	$.6489	$.6489
Total	$24,237,464	$26,661,211

Shares sold by the underwriters to the public will initially be offered at the offering price set forth on the cover of this prospectus supplement. Any shares sold by the underwriters to securities dealers may be sold at a discount of up to $.3893 per share from the offering price. If all the shares are not sold at the offering price, the representatives may change the offering price and the other selling terms. The offering of the shares by the underwriters is subject to receipt and acceptance and subject to the underwriters’ right to reject any order in whole or in part.

The Company and its officers and directors and the selling stockholder have agreed with the underwriters, subject to certain exceptions, not to dispose of or hedge any of their common stock or securities convertible into or exchangeable for shares of common stock during the period from the date of this prospectus supplement continuing through the date that is 90 days after the date of this prospectus supplement, with respect to the Company and its officers and directors, and 45 days after the date of this prospectus supplement, with respect to the selling stockholder, except with the prior written consent of the representatives. This agreement does not apply to the Company’s issuance of securities pursuant to any existing employee benefit plans. See “Shares Eligible for Future Sale” in this prospectus supplement for a discussion of certain transfer restrictions.

The 45-day or 90-day restricted period, respectively, described in the preceding paragraph will be automatically extended if: (A) at the end of the 45-day or 90-day period, respectively, the Company does not meet the conditions set forth in Rule 139(a)(1) under the Securities Act or our common stock is not “actively traded,” as defined in Rule 101(c)(1) of Regulation M under the Exchange Act, and (B)(1) during the last 17 days of the 45-day or 90-day lock-up period the Company issues an earnings release or announces material news or a material event or (2) prior to the expiration of the 45-day or 90-day lock-up period, the Company announces that it will release earnings results during the 15-day period following the last day of the 45-day or 90-day period, in which case the restrictions described in the preceding paragraph will continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release of the announcement of the material news or material event.

In connection with the offering, the underwriters may purchase and sell shares of common stock in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of shares than they are required to purchase in the offering. “Covered” short sales are sales made in an amount not greater than the underwriters’ option to purchase additional shares from the selling stockholder in the offering. The underwriters may close out any covered short position by either exercising their option to purchase additional shares or purchasing shares in the open market. In determining the source of shares to close out the covered short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase additional shares pursuant to the option granted to them. “Naked” short sales are any sales in excess of such option. The underwriters must close out any naked short position by purchasing shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the common stock in the open market after pricing that could adversely affect investors who purchase in the offering. Stabilizing transactions consist of various bids for or purchases of common stock made by the underwriters in the open market prior to the completion of the offering.

The underwriters may also impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the representatives have repurchased shares sold by or for the account of such underwriter in stabilizing or short covering transactions.

Purchases to cover a short position and stabilizing transactions, as well as other purchases by the underwriters for their own accounts, may have the effect of preventing or retarding a decline in the market price of the Company’s stock, and together with the imposition of the penalty bid, may stabilize, maintain or otherwise affect the market price of the common stock. As a result, the price of the common stock may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued at any time. These transactions may be effected on the NYSE, in the over-the-counter market or otherwise.

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive, each of which we refer to as a Relevant Member State, each underwriter has represented and agreed that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State, which we refer to as the Relevant Implementation Date, it has not made and will not make an offer of shares to the public in that Relevant Member State prior to the publication of a prospectus in relation to the shares which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that it may, with effect from and including the Relevant Implementation Date, make an offer of shares to the public in that Relevant Member State at any time:

(a) to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

(b) to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year, (2) a total balance sheet of more than €43,000,000 and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts;

(c) to fewer than 100 natural or legal persons (other than qualified investors as defined in the Prospectus Directive) subject to obtaining the prior consent of the representatives for any such offer; or

(d) in any other circumstances which do not require the publication by the Company of a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer of shares to the public” in relation to any shares in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the shares to be offered so as to enable an investor to decide to purchase or subscribe the shares, as the same may be varied in that Relevant Member State by any measure implementing the Prospectus Directive in that Relevant Member State, and the expression Prospectus Directive means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

Neither this prospectus supplement nor any other offering material relating to the shares described in this prospectus supplement has been submitted to the clearance procedures of the Autorité des Marchés Financiers or by the competent authority of another member state of the European Economic Area and notified to the Autorité des Marchés Financiers. The shares have not been offered or sold and will not be offered or sold, directly or indirectly, to the public in France. Neither this prospectus supplement nor any other offering material relating to the shares has been or will be:

•	released, issued, distributed or caused to be released, issued or distributed to the public in France or

•	used in connection with any offer for subscription or sale of the shares to the public in France.

•	Such offers, sales and distributions will be made in France only:

•

to qualified investors (investisseurs qualifiés) and/or to a restricted circle of investors (cercle restreint d’investisseurs), in each case investing for their own account, all as defined in, and in accordance with, Article L.411-2, D.411-1, D.411-2, D.734-1, D.744-1, D.754-1 and D.764-1 of the French Code monétaire et financier,

•	to investment services providers authorized to engage in portfolio management on behalf of third parties or

•

in a transaction that, in accordance with article L.411-2-II-1°-or-2°-or 3° of the French Code monétaire et financier and article 211-2 of the General Regulations (Réglement Général) of the Autorité des Marchés Financiers, does not constitute a public offer (appel public à I’épargne).

The shares may be resold, directly or indirectly, only in compliance with Articles L.411-1, L.411-2, L.412-1 and L.621-8 through L.621-8-3 of the French Code monétaire et financier.

Each underwriter has represented and agreed that:

(a) it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act of 2000, which we refer to as the FSMA) received by it in connection with the issue or sale of the shares in circumstances in which Section 21(1) of the FSMA does not apply to the Company; and

(b) it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the shares in, from or otherwise involving the United Kingdom.

The shares may not be offered or sold by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong), (ii) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap.571, Laws of Hong Kong) and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong), and no advertisement, invitation or document relating to the shares may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to shares which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap.571, Laws of Hong Kong) and any rules made thereunder.

This prospectus has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the shares may not be circulated or distributed, nor may the shares be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore, which we refer to as the SFA, (ii) to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the shares are subscribed or purchased under Section 275 by a relevant person which is: (a) a corporation (which is not an accredited investor) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or (b) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary is an accredited investor, shares, debentures and units of shares and debentures of that corporation or the beneficiaries’ rights and interest in that trust shall not be transferable for six months after that corporation or that trust has acquired the shares under Section 275 except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA; (2) where no consideration is given for the transfer; or (3) by operation of law.

The securities have not been and will not be registered under the Financial Instruments and Exchange Law of Japan, which we refer to as the Financial Instruments and Exchange Law, and each underwriter has agreed that it will not offer or sell any securities, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Law and any other applicable laws, regulations and ministerial guidelines of Japan.

This prospectus supplement and accompanying prospectus as well as any other material relating to the shares of common stock which are the subject of the offering contemplated by this prospectus supplement and accompanying prospectus do not constitute an issue prospectus pursuant to Article 652a of the Swiss Code of Obligations. The shares of common stock offered by this prospectus supplement and accompanying prospectus will not be listed on the SWX Swiss Exchange and, therefore, the documents relating to these shares of common stock, including, but not limited to, this prospectus supplement and accompanying prospectus, do not claim to comply with the disclosure standards of the listing rules of SWX Swiss Exchange and corresponding prospectus schemes annexed to the listing rules of the SWX Swiss Exchange.

The shares of common stock offered by this prospectus supplement and accompanying prospectus are being offered in Switzerland by way of a private placement, i.e. to a small number of selected investors only, without any public offer and only to investors who do not purchase these shares of common stock with the intention to distribute them to the public. The investors will be individually approached by us from time to time.

We have not and will not register with the Swiss Financial Market Supervisory Authority (FINMA) as a foreign collective investment scheme pursuant to Article 119 of the Federal Act on Collective Investment Scheme of 23 June 2006, as amended (CISA), and accordingly the shares being offered pursuant to this prospectus have not and will not be approved, and may not be licensable, with FINMA. Therefore, the shares have not been authorized for distribution by FINMA as a foreign collective investment scheme pursuant to Article 119 CISA and the shares offered hereby may not be offered to the public (as this term is defined in Article 3 CISA) in or from Switzerland. The shares may solely be offered to “qualified investors,” as this term is defined in Article 10 CISA, and in the circumstances set out in Article 3 of the Ordinance on Collective Investment Scheme of 22 November 2006, as amended (CISO), such that there is no public offer. Investors, however, do not benefit from protection under CISA or CISO or supervision by FINMA. This prospectus and any other materials relating to the shares are strictly personal and confidential to each offeree and do not constitute an offer to any other person. This prospectus may only be used by those qualified investors to whom it has been handed out in connection with the offer described herein and may neither directly or indirectly be distributed or made available to any person or entity other than its recipients. It may not be used in connection with any other offer and shall in particular not be copied and/or distributed to the public in Switzerland or from Switzerland. This prospectus does not constitute an issue prospectus as that term is understood pursuant to Article 652a and/or 1156 of the Swiss Federal Code of Obligations. We have not applied for a listing of the shares on the SIX Swiss Exchange or any other regulated securities market in Switzerland, and consequently, the information presented in this prospectus does not necessarily comply with the information standards set out in the listing rules of the SIX Swiss Exchange and corresponding prospectus schemes annexed to the listing rules of the SIX Swiss Exchange.

This prospectus supplement and accompanying prospectus as well as any other material relating to the shares of common stock offered by this prospectus supplement and accompanying prospectus is personal and confidential and do not constitute an offer to any other person. This prospectus supplement and accompanying prospectus may only be used by those investors to whom it has been handed out in connection with the offering described herein and may neither directly nor indirectly be distributed or made available to other persons without our express consent. It may not be used in connection with any other offer and shall in particular not be copied and/or distributed to the public in (or from) Switzerland.

This prospectus supplement and accompanying prospectus relates to an exempt offer in accordance with the Offered Securities Rules of the Dubai Financial Services Authority. This prospectus supplement and accompanying prospectus is intended for distribution only to persons of a type specified in those rules. It must not be delivered to, or relied on by, any other person. The Dubai Financial Services Authority has no responsibility for reviewing or verifying any documents in connection with exempt offers. The Dubai Financial Services Authority has not approved this document nor taken steps to verify the information set out in it, and has no responsibility for it. The shares of common stock which are the subject of the offering contemplated by this prospectus supplement and accompanying prospectus may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of these shares of common stock offered should conduct their own due diligence on these shares of common stock. If you do not understand the contents of this prospectus supplement and accompanying prospectus you should consult an authorized financial adviser.

The Company estimates that its share of the total expenses for the offering will be approximately $500,000. RWE estimates that its total expenses for the offering, excluding underwriting discounts and commissions, will be approximately $5,000.

The Company and the selling stockholder have agreed to indemnify the several underwriters against certain liabilities, including liabilities under the Securities Act.

Certain of the underwriters and their respective affiliates have, from time to time, performed, and may in the future perform, various financial advisory, investment banking and commercial banking services for the Company and RWE, for which they received or will receive customary fees and expenses. Merrill Lynch, Pierce, Fenner & Smith Incorporated, Credit Suisse Securities (USA) LLC, Morgan Stanley & Co. Incorporated, Citigroup Global Markets Inc. and Goldman, Sachs & Co. each acted as joint book-running managers of AWCC’s offering of $1,500 million of senior notes. Morgan Stanley & Co. Incorporated acted as a senior manager of a number of tax-exempt bond issuances for various subsidiaries of the Company, including Pennsylvania-American Water Company, New Jersey-American Water Company, Inc. and Kentucky-American Water Company. Janney Montgomery Scott LLC acted as a co-manager on New Jersey-American Water Company, Inc.’s $144.7 million tax-exempt bond issuance in October 2009. Affiliates of Merrill Lynch, Pierce, Fenner & Smith Incorporated, Credit Suisse Securities (USA) LLC, Morgan Stanley & Co. Incorporated and Goldman, Sachs & Co. are participating lenders and an affiliate of Citigroup Global Markets Inc. is a co-lead arranger and lender, in each case, under AWCC’s $840.0 million unsecured revolving credit facility. Affiliates of each of Merrill Lynch, Pierce, Fenner & Smith Incorporated, Morgan Stanley & Co. Incorporated and Goldman, Sachs & Co. are lenders, and an affiliate of Citigroup Global Markets Inc. is a co-lead manager and lender, in each case, under RWE’s Euro 4,000 million facilities agreement. An affiliate of Merrill Lynch, Pierce, Fenner & Smith Incorporated is an arranger and a dealer and an affiliate of Citigroup Global Markets Inc. is a dealer, in each case, under RWE’s Euro 20,000 million debt issuance program. Affiliates of Credit Suisse Securities (USA) LLC are participating lenders under various senior unsecured credit facilities of RWE and its affiliates. In addition, an affiliate of Merrill Lynch, Pierce, Fenner & Smith Incorporated is a dealer in AWCC’s commercial paper program and an affiliate of Merrill Lynch, Pierce, Fenner & Smith Incorporated serves as the Company’s 401(k) plan administrator. Merrill Lynch, Pierce, Fenner & Smith Incorporated, Citigroup Global Markets Inc. and Goldman, Sachs & Co. were joint book-runners, and Credit Suisse Securities (USA) LLC, Morgan Stanley & Co. Incorporated and UBS Securities LLC were senior co-managers for our initial public offering and the secondary offerings of our shares in June 2009 and August 2009.

RWE may be deemed to be a statutory underwriter under the Securities Act.

A prospectus in electronic format may be made available by one or more of the underwriters on a website maintained by a third-party vendor or by one or more of the underwriters. The representatives may agree to allocate a number of shares to underwriters for sale to their online brokerage account holders. The representatives will allocate shares to underwriters that may make internet distributions on the same basis as other allocations. In addition, shares may be sold by the underwriters to securities dealers who resell shares to online brokerage account holders. Other than the prospectus in electronic format, the information on such website is not part of the prospectus.

VALIDITY OF THE COMMON STOCK

The validity of the shares of common stock offered hereby will be passed upon for us by Cravath, Swaine & Moore LLP, New York, New York, and for the underwriters by Sullivan & Cromwell LLP, New York, New York.

EXPERTS

The consolidated financial statements incorporated in this prospectus supplement by reference to the Annual Report on Form 10-K for the year ended December 31, 2008 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

GLOSSARY

“customer” typically means a connection to our water or wastewater networks; as in the case of apartment complexes, businesses and many homes, multiple individuals may be served by a single connection.

“O&M” refers to services provided pursuant to a contract to operate and maintain a water or wastewater system.

“population” means the estimated number of people served by our water and wastewater services; see “Industry and Market Data” for the methodology we employ to estimate population served.

“state PUC” means a state commission or other entity engaged in economic regulation of public utilities.

“tuck-in” means an acquisition of a small water and/or wastewater system, typically serving fewer than 10,000 customers, in close geographic proximity to locations where we operate our Regulated Businesses.

American Water Works Company, Inc.

Common Stock

Preferred Stock

Support Agreement

Depositary Shares

Stock Purchase Contracts

Stock Purchase Units

Subscription Rights

Warrants

American Water Capital Corp.

Debt Securities

The securities covered by this prospectus may be sold by American Water Works Company, Inc., from time to time, independently or together with American Water Capital Corp., a wholly-owned subsidiary of American Water Works Company, Inc. Any debt securities issued by American Water Capital Corp. will have the benefit of a support agreement from American Water Works Company, Inc. In addition, selling security holders who may be named in a prospectus supplement may offer and sell from time to time securities in such amounts as set forth in such prospectus supplement. We may, and any selling security holder may, offer the securities independently or together in any combination for sale directly to purchasers or through underwriters, dealers or agents to be designated at a future date. We may, and any selling security holder may, offer and sell these securities in amounts, at prices and on terms determined at the time of the offering. Unless otherwise set forth in a prospectus supplement, we will not receive any proceeds from the sale of securities by any selling security holders.

When we offer securities, we will provide you with a prospectus supplement describing the specific terms of the specific issue of securities, including the offering price of the securities. You should carefully read this prospectus and the prospectus supplement relating to the specific issue of securities, together with the documents we incorporate by reference, before you decide to invest in any of these securities.

THIS PROSPECTUS MAY NOT BE USED TO OFFER OR SELL ANY SECURITIES UNLESS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.

American Water Works Company, Inc. common stock is listed on the New York Stock Exchange under the symbol “AWK.”

Investing in these securities involves certain risks. See “Risk Factors” on page 2 of this prospectus. You should carefully review the risks and uncertainties described under the heading “Risk Factors” contained in the applicable prospectus supplement and any related free writing prospectus, and under similar headings in the other documents that are incorporated by reference into this prospectus.

Neither the Securities and Exchange Commission, any state securities commission or any other regulatory body has approved or disapproved of these securities or passed on the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The securities may be offered and sold to or through underwriters, dealers, agents or other third parties as designated from time to time, or directly to one or more other purchasers or through a combination of such methods on a continuous or delayed basis. See “Plan of Distribution” on page 31. If any underwriters, dealers or agents are involved in the sale of any of the securities, their names, and any applicable purchase price, fee, commission or discount arrangements between or among them, will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement.

The date of this prospectus is May 1, 2009.

No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus. We have not authorized anyone to provide you with information that is different. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is current only as of its date and any information we have incorporated by reference is only accurate as of the date of the document incorporated by reference.

Our regulated subsidiaries are subject to economic regulation by state Public Utility Commissions, which we refer to as state PUCs, in Arizona, California, Hawaii, Illinois, Indiana, Iowa, Kentucky, Maryland, Missouri, New Jersey, New Mexico, New York, Ohio, Pennsylvania, Tennessee, Texas, Virginia and West Virginia. Some of these states have enacted laws that require regulatory approval for the acquisition of “control” of any regulated utility. In those states, obtaining “control” of the parent or any other company that controls a regulated utility also requires prior regulatory approval. The threshold for a change in control is a fact-specific inquiry that varies by state. For example, in some states, a presumption of control will arise when an acquiring party acquires more than 9.9% of the voting securities of the regulated utility or the controlling entity. In addition to ownership, other states may analyze the degree of influence or control an acquiror may exert over the company. Any person acquiring American Water’s common stock in an offering or in any other purchase of American Water’s common stock in a quantity sufficient to trigger a change in control under state law would need the prior approval of the applicable state Public Utility Commission.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that American Water and AWCC filed with the Securities and Exchange Commission, which we refer to as the “SEC,” using a “shelf” registration process. Under this shelf registration process, we, or certain of our security holders, may sell the securities described in this prospectus in one or more offerings from time to time. Each time we, or, under certain circumstances, our security holders, sell securities under this shelf registration, we will provide a prospectus supplement that will contain specific information about the terms of the offering. The prospectus supplement may also modify or supersede the information contained in this prospectus. You should read both this prospectus and the applicable prospectus supplement together with the additional information referred to below under “Where You Can Find More Information.”

The prospectus supplement will describe: the terms of the securities offered, any initial public offering price, the price paid to us for the securities, the net proceeds to us, the manner of distribution and any underwriting compensation and the other specific material terms related to the offering of the applicable securities. For more detail on the terms of the securities, you should read the exhibits filed with or incorporated by reference in our registration statement of which this prospectus forms a part.

All references in this prospectus to “we,” “our” and “us” refer to American Water Works Company, Inc. and its consolidated subsidiaries unless the context otherwise requires. The term “American Water” refers to American Water Works Company, Inc. The term “AWCC” refers to American Water Capital Corp.

References to “securities” include any security that we or our security holders might sell under this prospectus or any prospectus supplement.

This prospectus contains summaries of certain provisions contained in some of the documents described herein. Please refer to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of the documents referred to herein have been filed, or will be filed or incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under “Where You Can Find More Information.”

Pursuant to this registration statement, American Water and AWCC may offer, issue and sell securities as set forth on the cover page of this prospectus. Because American Water is a “well-known seasoned issuer,” as defined in Rule 405 of the Securities Act of 1933, as amended, which we refer to as the “Securities Act,” we may add to and offer additional securities, including securities held by security holders, by filing a prospectus supplement with the SEC at the time of the offer.

You should rely only on the information contained in this prospectus or incorporated by reference in this prospectus. We have not authorized anyone to provide you with different information. The distribution of this prospectus and sale of these securities in certain jurisdictions may be restricted by law. Persons in possession of this prospectus are required to inform themselves about and observe any such restrictions. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus is accurate as of the date on the front cover of this prospectus only. Our business, financial condition, results of operations and prospects may have changed since that date.

AMERICAN WATER WORKS COMPANY, INC.

Founded in 1886, we are the largest investor-owned United States water and wastewater utility company, as measured both by operating revenue and population served. Our approximately 7,300 employees provide approximately 15 million people with drinking water, wastewater and other water-related services in 32 states and Ontario, Canada.

Our primary business involves the ownership of regulated water and wastewater utilities that provide water and wastewater services to residential, commercial and industrial customers, treating and delivering over one billion gallons of water per day. Our subsidiaries that provide these services are generally subject to economic regulation by state PUCs, in the states in which they operate.

We also provide services that are not subject to economic regulation by state PUCs. Our Non-Regulated Businesses include our Contract Operations Group, our Applied Water Management Group and our Homeowner Services Group.

AMERICAN WATER CAPITAL CORP.

AWCC is a wholly-owned finance subsidiary of American Water. AWCC’s activities are limited to borrowing funds through the issuance of debt securities or through credit agreements with institutional lenders and lending those funds under loan agreements to our operating subsidiaries.

RISK FACTORS

An investment in our securities involves risk. Before you invest in securities issued by us, you should carefully consider the risks involved. Accordingly, you should carefully consider:

•	the information contained in or incorporated by reference into this prospectus;

•	the information contained in or incorporated by reference into any prospectus supplement relating to specific offerings of securities;

•

the risks described in our Annual Report on Form 10-K for our most recent fiscal year and in any Quarterly Report on Form 10-Q which we have filed since our most recent Annual Report on Form 10-K, each of which is incorporated by reference into this prospectus; and

•

other risks and other information that may be contained in, or incorporated by reference from, other filings we make with the SEC, including in any prospectus supplement relating to specific offerings of securities.

The discussion of risks related to our business contained in or incorporated by reference into this prospectus or into any prospectus supplement comprises material risks of which we are aware. If any of the events or developments described actually occurs, our business, financial condition or results of operations would likely suffer.

SPECIAL NOTE ON FORWARD-LOOKING INFORMATION

This prospectus and documents incorporated by reference in this prospectus may contain forward-looking statements. In some cases, these forward-looking statements can be identified by words with prospective meanings such as “intend,” “plan,” “estimate,” “believe,” “anticipate,” “expect,” “predict,” “project,” “forecast,” “outlook,” “future,” “potential,” “continue,” “may,” “can,” “should” and “could” and similar expressions. Forward-looking statements may relate to, among other things, our future financial performance, our growth strategies, our ability to repay debt, our ability to finance current operations and growth initiatives, trends in our industry, regulatory or legal developments or rate adjustments. Forward-looking statements are predictions based on our current expectations and assumptions regarding future events. They are not guarantees of any outcomes, financial results or levels of performance, and you are cautioned not to place undue reliance upon them. These forward-looking statements are subject to a number of risks and uncertainties, and new risks and uncertainties of which we are not currently aware or which we do not currently perceive may arise in the future from time to time. Should any of these risks or uncertainties materialize, or should any of our expectations or assumptions prove incorrect, then our results may vary materially from those discussed in the forward-looking statements herein. Factors that could cause actual results to differ from those discussed in forward-looking statements include, but are not limited to, the following factors:

•	weather conditions, patterns or events, including drought or abnormally high rainfall;

•	changes in general economic, business and financial market conditions;

•	fluctuations in the value of benefit plan assets and liabilities that could increase our cost and funding requirements;

•	changes in laws, governmental regulations and policies, including environmental, health and water quality and public utility regulations and policies;

•	the decisions of governmental and regulatory bodies, including decisions to raise or lower rates;

•	the timeliness of regulatory commissions’ actions concerning rates;

•	migration into or out of our service territories;

•	our ability to obtain permits for expansion projects;

•	changes in customer demand for, and patterns of use of, water, such as may result from conservation efforts;

•	the availability of adequate and cost-effective supplies of chemicals, electricity, fuel, water and other raw materials that are needed for our operations;

•	our ability to successfully acquire and integrate water and wastewater systems that are complementary to our operations and the growth of our business;

•	our ability to manage the expansion of our business;

•	our ability to control operating expenses and to achieve efficiencies in our operations;

•	access to sufficient capital on satisfactory terms;

•	fluctuations in interest rates;

•	restrictive covenants in or changes to the credit ratings on our current or future debt that could increase our financing costs or affect our ability to borrow, make payments on debt or pay dividends;

•	changes in our credit rating;

•	changes in capital requirements;

•	the incurrence of impairment charges;

•	difficulty in obtaining insurance at acceptable rates and on acceptable terms and conditions;

•	ability to retain and attract qualified employees;

•	cost overruns relating to improvements or the expansion of our operations; and

•	civil disturbance or terrorist threats or acts or public apprehension about future disturbances or terrorist threats or acts.

The risks and uncertainties referenced above are not intended to be exhaustive. Our most recent Annual Report on Form 10-K, including the information in Item 1A, “Risk Factors,” and other documents filed with the SEC contain both expanded discussion of the risks and uncertainties described above and additional risks and uncertainties that could cause actual results to differ materially from the forward-looking statements. All forward-looking statements contained in or incorporated by reference in this prospectus are based upon information available to us on the date such statements are made. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, changed circumstances or otherwise.

SELLING SECURITY HOLDERS

We may register securities covered by this prospectus for re-offers and resales by any selling security holders who may be named in a prospectus supplement. Because American Water is a well-known seasoned issuer, as defined in Rule 405 of the Securities Act, we may add secondary sales of securities by any selling security holders by filing a prospectus supplement with the SEC. We may register these securities to permit selling security holders to resell their securities when they deem appropriate. A selling security holder may resell all, a portion or none of their securities at any time and from time to time. We may register those securities for sale through an underwriter or other plan of distribution as set forth in a prospectus supplement. See “Plan of Distribution.” Selling security holders may also sell, transfer or otherwise dispose of some or all of their securities in transactions exempt from the registration requirements of the Securities Act. We may pay all expenses incurred with respect to the registration of the securities owned by the selling security holders, other than underwriting fees, discounts or commissions, which will be borne by the selling security holders. We will provide you with a prospectus supplement naming the selling security holders, the amount of securities to be registered and sold and any other terms of the securities being sold by a selling security holder.

USE OF PROCEEDS

Unless we inform you otherwise in a prospectus supplement or free writing prospectus, we intend to use the net proceeds from the sale of the securities for general corporate purposes, including working capital, infrastructure improvements and other capital expenditures, acquisitions, the repayment of indebtedness and repurchase of common stock. Unless otherwise set forth in a prospectus supplement, we will not receive any proceeds from any sales of our securities by any selling security holder who may be named in a prospectus supplement.

RATIO OF EARNINGS TO FIXED CHARGES AND PREFERRED STOCK DIVIDENDS

American Water’s and AWCC’s ratios of earnings to fixed charges for each of the periods indicated are as follows:

For purposes of calculating the ratio of earnings to fixed charges, earnings consists of income (loss) from continuing operations before income taxes including the effect of allowance for funds used during construction, which we refer to as AFUDC, plus fixed charges. Fixed charges consist of interest expense, amortization of debt issuance costs, and a portion of rent expense that management believes is representative of the interest component of rental expense. Fixed charges have not been reduced for the effect of AFUDC. In addition, we had no preferred stock outstanding for any period presented, and accordingly, the ratio of earnings to combined fixed charges and preferred stock dividends is the same as the ratio of earnings to fixed charges.

The ratio of earnings to fixed charges was less than 1.00x for the periods indicated in the table below.

	Year ended December 31,
	2004	2005	2006	2007	2008
American Water Works Company, Inc.
Ratio of Earnings to Fixed Charges(1)	1.38	—	—	—	—

American Water Capital Corp.
Ratio of Earnings to Fixed Charges	1.00	1.00	1.00	1.00	1.00

(1)	For the years ended December 31, 2005, 2006, 2007 and 2008, earnings were insufficient to cover fixed charges and there were deficiencies of $224.3 million, $109.1 million, $255.7 million and $450.8 million, respectively.

DESCRIPTION OF CAPITAL STOCK

The following description of American Water’s common stock and preferred stock will apply generally to any future common stock or preferred stock that American Water may offer, but is not complete. We will describe the particular terms of any class or series of these securities in more detail in the applicable prospectus supplement. The terms of these securities also may be affected by the General Corporation Law of the State of Delaware, which we refer to below as the DGCL. For more information regarding the common stock and preferred stock that may be offered by this prospectus, please refer to American Water’s restated certificate of incorporation, which we refer to below as American Water’s “certificate of incorporation,” and American Water’s amended and restated bylaws, which we refer to below as American Water’s “bylaws.” The certificate of incorporation and bylaws are incorporated by reference as exhibits to the registration statement of which this prospectus is a part.

General

American Water’s authorized capital stock consists of 500,000,000 shares of common stock, par value $0.01 per share, and 50,000,000 shares of preferred stock.

Common Stock

Voting Rights

Except as otherwise required by law, all matters to be voted on by American Water’s stockholders must be approved by a majority of the votes cast by all shares of common stock.

Dividends

Holders of common stock will share equally in any dividend declared by American Water’s board of directors, subject to the rights of the holders of any outstanding preferred stock.

Liquidation Rights

In the event of any voluntary or involuntary liquidation, dissolution or winding up of American Water’s affairs, holders of American Water’s common stock would be entitled, after payment of the liquidation preference to all holders of any outstanding preferred stock, to share ratably in American Water’s assets that are legally available for distribution to stockholders after payment of liabilities. American Water must pay the applicable distribution to any holders of its preferred stock before it may pay distributions to the holders of its common stock.

Other Rights

American Water’s stockholders have no preemptive or other rights to subscribe for additional shares.

Preferred Stock

American Water’s authorized preferred stock consists of 50 million shares of preferred stock, $0.01 par value. No shares of preferred stock are outstanding as of the date of this prospectus.

American Water’s board of directors is authorized to issue preferred stock from time to time in one or more series, without stockholder approval. Subject to the limits imposed by the DGCL, the board of directors is authorized to fix for any series of preferred stock the number of shares of such series and the voting powers (if any), designation, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions of such series. American Water’s board of directors is also authorized to increase or decrease the number of shares of any series, but not below the number of shares of that series then outstanding, without any further vote or action by American Water’s stockholders.

American Water’s board of directors may authorize the issuance of preferred stock with voting or conversion rights that affect adversely the voting power or other rights of American Water’s common stockholders. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could have the effect of delaying, deferring or preventing a change in control, causing the market price of American Water’s common stock to decline, or impairing the voting and other rights of the holders of American Water’s common stock. You should read both this prospectus and the applicable prospectus supplement together with the additional information referred to below under “Where You Can Find More Information.”

For any series of preferred stock that American Water may issue, American Water’s board of directors will determine and the prospectus supplement relating to such series will describe:

•	The number of shares constituting such series and the distinctive designation of the series;

•

The dividend rate on the shares of the series, the conditions and dates upon which dividends thereon shall be payable, the extent, if any, to which dividends thereon shall be cumulative, and the relative rights of preference, if any, of payment of dividends thereon;

•

Whether or not the shares of the series are redeemable and, if redeemable, the time or times during which they shall be redeemable and the amount per share payable on redemption thereof, which amount may, but need not, vary according to the time and circumstances of such redemption;

•

The amount payable in respect of the shares of the series, in the event of any liquidation, dissolution or winding up of American Water, which amount may, but need not, vary according to the time or circumstances of such action, and the relative rights of preference, if any, of payment of such amount;

•	Any requirement as to a sinking fund for the shares of the series, or any requirement as to the redemption, purchase or other retirement by American Water of the shares of the series;

•	The right, if any, to exchange or convert shares of the series into other securities or property, and the rate or basis, time, manner and condition of exchange or conversion;

•	The voting rights, if any, to which the holders of shares of the series shall be entitled in addition to the voting rights provided by law; and

•

Any other term, condition or provision with respect to the series not inconsistent with the provisions of American Water’s certificate of incorporation or any resolution adopted by the board of directors pursuant thereto.

Certain Anti-Takeover Provisions of American Water’s Certificate of Incorporation and Bylaws and Delaware Law

The following provisions of American Water’s certificate of incorporation and bylaws could deter, delay or prevent a third party from acquiring American Water, even if doing so would benefit American Water’s stockholders.

Undesignated Preferred Stock

The ability to authorize undesignated preferred stock makes it possible for American Water’s board of directors to issue preferred stock with super voting, special approval, dividend or other rights or preferences on a discriminatory basis that could impede the success of any attempt to acquire American Water. These and other provisions may have the effect of deferring, delaying or discouraging hostile takeovers, or changes in control or management of American Water.

Requirements for Advance Notification of Stockholder Meetings, Nominations and Proposals

American Water’s bylaws provide that special meetings of stockholders may be called only upon the request of the majority of American Water’s board of directors, upon request of the Chairman of American Water’s board of directors, upon request of American Water’s President or upon request of stockholders holding at least 15% of American Water’s outstanding common stock. American Water’s bylaws prohibit the conduct of any business at a special meeting other than as specified in the notice for such meeting.

American Water’s bylaws establish advance notice procedures with respect to stockholder proposals for annual meetings and the nomination of candidates for election as directors, other than nominations made by or at the direction of American Water’s board of directors or a committee of the board of directors. A stockholder who wishes to bring a matter before a meeting must comply with American Water’s advance notice requirements and provide us with certain information. Additionally, vacancies and newly created directorships may be filled only by a vote of a majority of the directors then in office, even though less than a quorum, or by stockholders. These provisions may defer, delay or discourage a potential acquiror from conducting a solicitation of proxies to elect the acquiror’s own slate of directors or otherwise attempting to obtain control of American Water.

Stockholder Action by Written Consent

Under Section 228 of the DGCL, unless a company’s certificate of incorporation provides otherwise, any action required to be taken at any annual or special meeting of stockholders may be taken without a meeting, without prior notice and without a vote if a consent or consents in writing, setting forth the action so taken, is signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares of American Water’s common stock entitled to vote thereon were present and voted. As permitted by Section 228 of the DGCL, American Water’s certificate of incorporation provides otherwise: any action required or permitted to be taken by American Water’s stockholders must be effected at a duly called annual or special meeting of American Water’s stockholders and may not be effected by consent in writing by such stockholders.

Certain Other Provisions of American Water’s Certificate of Incorporation and Bylaws and Delaware Law

Board of Directors

American Water’s certificate of incorporation provides that the number of directors is fixed in the manner provided in American Water’s bylaws. American Water’s bylaws provide that the number of directors will be fixed from time to time by American Water’s board. American Water’s board of directors currently consists of 9 members.

Business Combinations under Delaware Law

American Water is subject to Section 203 of the DGCL, which prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years after the time the stockholder became an interested stockholder, subject to certain exceptions, including if, prior to such time, the board of directors approved the business combination or the transaction which resulted in the stockholder becoming an interested stockholder. “Business combinations” include mergers, asset sales and other transactions resulting in a financial benefit to the “interested stockholder.” Subject to various exceptions, an “interested stockholder” is a person who, together with his or her affiliates and associates, owns, or within the prior three years did own, 15% or more of the corporation’s outstanding voting stock. These restrictions generally prohibit or delay the accomplishment of mergers or other takeover or change-in-control attempts that are not approved by a company’s board of directors.

Limitations of Liability and Indemnification of Officers and Directors

The DGCL authorizes corporations to limit or eliminate the personal liability of directors to corporations and their stockholders for monetary damages for breaches of directors’ fiduciary duties. American Water’s certificate of incorporation includes a provision that eliminates the personal liability of directors for monetary damages for actions taken as a director to the fullest extent authorized by the DGCL. The DGCL does not permit exculpation for liability:

•	for breach of duty of loyalty;

•	for acts or omissions not in good faith or involving intentional misconduct or knowing violation of law;

•	under Section 174 of the DGCL (relating to unlawful dividends or stock repurchases); or

•	for transactions from which the director derived improper personal benefit.

American Water’s certificate of incorporation and bylaws provide that it will indemnify its directors and officers to the fullest extent permitted by law. American Water’s bylaws also expressly authorize American Water to carry directors’ and officers’ insurance providing indemnification for American Water’s directors, officers and certain employees and agents for some liabilities. We believe that these indemnification provisions and insurance are useful to attract and retain qualified directors and officers.

The limitation of liability and indemnification provisions in American Water’s certificate of incorporation and bylaws may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duty. These provisions may also have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit American Water and its stockholders. In addition, your investment may be adversely affected to the extent American Water pays the costs of settlement and damage awards against directors and officers in accordance with these indemnification provisions.

Transfer Agent and Registrar

American Stock Transfer & Trust Company, Inc. serves as the registrar and transfer agent for American Water’s common stock.

New York Stock Exchange Listing

American Water’s common stock is listed on the New York Stock Exchange under the trading symbol “AWK.”

DESCRIPTION OF AWCC DEBT SECURITIES AND AMERICAN WATER

SUPPORT AGREEMENT

The following description of the terms of the debt securities sets forth certain general terms and provisions of the debt securities to which any prospectus supplement may relate. The particular terms of the debt securities offered by any prospectus supplement and the extent, if any, to which these general provisions may apply to those debt securities will be described in the prospectus supplement relating to those debt securities. Accordingly, for a description of the terms of a particular issue of debt securities, reference must be made to both the prospectus supplement relating thereto and to the following description.

AWCC may issue debt securities from time to time in one or more series. The debt securities will be general obligations of AWCC. Any debt securities issued by AWCC will have the benefit of a support agreement from American Water. In the event that any series of debt securities will be subordinated to other indebtedness that AWCC has outstanding or may incur, the terms of the subordination will be set forth in the prospectus supplement relating to the subordinated debt securities. Debt securities will be issued under one or more indentures to be entered into between AWCC and one or more trustees to be named in the applicable prospectus supplement, the form of which is filed as an exhibit to the registration statement filed with the SEC of which this prospectus is a part. The following discussion of certain provisions of the indenture is a summary only and should not be considered a complete description of the terms and provisions of the indenture. Accordingly, the following discussion is qualified in its entirety by reference to the provisions of the indenture, including the definition of certain terms used below.

General

The debt securities represent direct, unsecured, general obligations of AWCC and:

•	may rank equally with other unsubordinated debt or may be subordinated to other debt AWCC has or may incur;

•	may be issued in one or more series with the same or various maturities;

•	may be issued at a price of 100% of their principal amount or at a premium or discount;

•	may be issued in registered or bearer form and certificated or uncertificated form;

•

may be represented by one or more global securities registered in the name of a designated depositary’s nominee, and if so, beneficial interests in the global debt security will be shown on and transfers will be made only through records maintained by the designated depositary and its participants; and

•	will have the benefit of a support agreement, dated June 22, 2000, and amended on July 26, 2000, between AWCC and American Water; which we refer to as the support agreement.

The aggregate principal amount of debt securities that AWCC may authenticate and deliver is unlimited. The debt securities may be issued in one or more series as we may authorize from time to time. You should refer to the applicable prospectus supplement for the following terms of the debt securities of the series with respect to which that prospectus supplement is being delivered:

(1) the title of the debt securities of the series (which shall distinguish the debt securities of that particular series from the debt securities of any other series);

(2) the price or prices of the debt securities of the series;

(3) any limit upon the aggregate principal amount of the debt securities of the series which may be authenticated and delivered under the indenture (except for debt securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other debt securities of the series and except for any debt securities which are deemed never to have been authenticated and delivered);

(4) the person to whom any interest on a debt security of the series shall be payable, if other than the person in whose name that debt security (or one or more predecessor securities) is registered at the close of business on the regular record date for such interest;

(5) the date or dates on which the principal and premium of any debt securities of the series are payable;

(6) the rate or rates (which may be fixed or variable) at which any debt securities of the series shall bear interest (if any), or the method of determining such rate or rates, the date or dates from which any such interest shall accrue, the interest payment dates on which any such interest shall be payable, and the regular record date for any such interest payable on any interest payment date;

(7) the period or periods within which, the price or prices at which and the terms and conditions upon which any debt securities of the series may be redeemed, in whole or in part, at the option of AWCC (including without limitation the number of basis points specified for such series for purposes of determining any make-whole amount in respect thereof, and any reference treasury dealers for such series) and, if other than by a board resolution, the manner in which any election by AWCC to redeem the debt securities shall be evidenced;

(8) the obligation, if any, of AWCC to redeem or purchase any debt securities of the series at the option of the holder thereof, or at the option of any other person, and the period or periods within which, the price or prices at which and the terms and conditions upon which any debt securities of the series shall be redeemed or purchased, in whole or in part, pursuant to such obligation;

(9) if other than the currency of the United States of America, the currency, currencies or currency units in which the principal of or any premium or interest on any debt securities of the series shall be payable and the manner of determining the equivalent thereof in the currency of the United States of America for any purpose, and such other or additional provisions (including, without limitation, in respect of defeasance and covenant defeasance) as shall be necessary and desirable in connection therewith;

(10) if other than the entire principal amount thereof, the portion of the principal amount of any debt securities of the series which shall be payable upon declaration of acceleration of the maturity thereof;

(11) if the principal amount payable at the stated maturity of any debt securities of the series will not be determinable as of any one or more dates prior to the stated maturity, the amount which shall be deemed to be the principal amount of such debt securities as of any such date for any purpose thereunder or hereunder, including the principal amount thereof which shall be due any payable upon any maturity other than the stated maturity or which shall be deemed to be outstanding as of any date prior to the stated maturity (or, in any such case, the manner in which such amount deemed to be the principal amount shall be determined);

(12) if applicable, that any debt securities of the series shall be issuable in whole or in part in the form of one or more debt securities in registered, global form without interest coupons, which we refer to as global securities, and in such case, the respective depositaries for such global securities, the form of any legend or legends which shall be borne by any such global security, whether such global securities shall be in the form of registered securities, restricted securities or Regulation S securities and any circumstances in which any such global security may be exchanged in whole or in part for debt securities registered, and any transfer of such global security in whole or in part may be registered, in the name or names of persons other than the depositary for such global security or a nominee thereof;

(13) the terms, if any, upon which the debt securities of the series may be convertible into or exchanged for AWCC’s other debt securities or other securities of any kind and the terms and conditions upon which such conversion or exchange shall be effected, including the initial conversion or exchange price or rate, the conversion or exchange period and any other additional provisions;

(14) if other than denominations of $1,000 and any integral multiple thereof, the denominations in which the debt securities of the series shall be issuable;

(15) if the amount of principal, premium or interest with respect to the debt securities of the series may be determined with reference to an index or pursuant to a formula, the manner in which such amounts will be determined;

(16) any changes or additions to the provisions of the indenture dealing with defeasance;

(17) the terms, if any, of the transfer, mortgage, pledge or assignment as security for the debt securities of the series of any properties, assets, moneys, proceeds, securities or other collateral, including whether certain provisions of the Trust Indenture Act of 1939, as amended, or the Trust Indenture Act, are applicable and any corresponding changes to provisions of the indenture as then in effect;

(18) any addition to or change in the events of default with respect to any debt securities of the series and any change in the right of the trustee or the holders of such series of debt securities to declare the principal, premium and interest, if any, on such series of debt securities due and payable;

(19) any trustee, authenticating agent, paying agent, transfer agent or registrar;

(20) the applicability of, and any addition to or change in, the covenants and definitions then set forth in the indenture;

(21) the subordination, if any, of the debt securities of the series pursuant to the indenture and any changes or additions to the provisions of the indenture relating to subordination;

(22) with regard to debt securities of the series that do not bear interest, the dates for certain required reports to the trustee;

(23) any U.S. Federal Income tax consequences applicable to the debt securities; and

(24) any other terms of the series.

All debt securities of any one series need not be issued at the same time and may be issued from time to time, consistent with the terms of the indenture, if so provided by or pursuant to a board resolution, supplemental indenture or officers’ certificate, and the authorized principal amount of any series may not be increased to provide for issuances of additional debt securities of such series, unless otherwise provided in such board resolution, supplemental indenture or officers’ certificate.

Support Agreement

AWCC’s debt is supported by the support agreement. The support agreement provides, among other things, that:

•	American Water owns, and during the term of the support agreement shall continue to own, all of the voting stock of AWCC free and clear of any lien, security interest or other charge or encumbrance;

•

American Water will provide to AWCC, at its request or the request of any lender (including any holder of debt securities), funds in the form of cash or liquid assets (as equity or, if American Water and AWCC agree, as a loan subordinated to any and all indebtedness, whether or not that indebtedness is outstanding at the time of the loan) as required if AWCC is unable to make timely payment of interest, principal or premium, if any, on any indebtedness issued by it;

•

American Water will cause AWCC to have at all times a positive tangible net worth (total assets less liabilities less intangible assets), as determined in accordance with generally accepted accounting principles; and

•

if AWCC fails or refuses to take timely action to enforce certain rights under the support agreement or if AWCC defaults in the timely payment of interest, principal or premium, if any, owed to a lender (including any holder of debt securities) when due, that lender may proceed directly against American Water to enforce such rights or to obtain payment of the defaulted interest, principal or premium, if any, owed to that lender.

No amendment to the support agreement that adversely affects the rights of any lender (including any holder of debt securities) and no termination of the support agreement will be effective until such time as all indebtedness of AWCC shall have been irrevocably paid in full and all commitments for indebtedness have been terminated, unless the lenders holding a majority of the aggregate principal amount of debt outstanding and (to the extent not outstanding) committed to consent in writing thereto. Notwithstanding the foregoing sentence, any amendment to the support agreement for the purposes of (i) increasing the minimum net worth as provided in the support agreement, (ii) establishing or increasing a minimum interest coverage ratio, (iii) establishing or reducing a maximum amount of debt leverage, (iv) increasing the aggregate principal amount of debt outstanding whose holders are required to consent to the termination or amendment of the support agreement, or (v) any combination of clause (i), (ii), (iii) and (iv) of this sentence, shall be effective without the consent of any lender. In addition, nothing in the prior two sentences shall derogate from, or override, any provision in an instrument, indenture, agreement or other document pursuant to which indebtedness is or will be issued that requires the written consent of the holders of a specified amount or percentage of that indebtedness to consent to an amendment or termination of the support agreement.

Certain Covenants

If debt securities are issued, the indenture, as supplemented for a particular series of debt securities, may contain, among others, the following covenants for the benefit of the holders of such series of debt securities, which will be applicable (unless waived or amended) so long as any of the debt securities of such series are outstanding, unless stated otherwise in the prospectus supplement:

Restrictions on Liens

AWCC will not, and will not allow American Water, as the support provider, or any of its subsidiaries to, create, incur, issue or assume any liens on our or its respective property to secure debt where the debt secured by those liens would exceed an amount equal to 15% of our consolidated tangible total assets, as defined below (calculated to exclude debt secured by permitted liens). This restriction does not apply to the following permitted liens:

(a)	liens existing, or created pursuant to the terms of agreements existing, on the date of the indenture;

(b)	liens consisting of (i) pledges or deposits in the ordinary course of business to secure obligations under workmen’s compensation laws or similar legislation, (ii) deposits in the ordinary course of business to secure or in lieu of surety, appeal or customs bonds to which AWCC, American Water or any of its subsidiaries is a party, (iii) liens created by or resulting from any litigation or legal proceeding which is currently being contested in good faith by appropriate proceedings diligently conducted, (iv) pledges or deposits in the ordinary course of business to secure performance in connection with bids, tenders or contracts (other than contracts for the payment of money) or (v) materialmen’s, mechanics’, carriers’, workmen’s repairmen’s or other like liens incurred in the ordinary course of business for sums not yet due or currently being contested in good faith by appropriate proceedings diligently conducted;

(c)	liens created to secure tax-exempt debt, in connection with the financing or refinancing of the purchase, lease or construction of properties;

(d)	any lien on any asset of any person existing at the time the person is merged or consolidated with or into, or such asset is acquired by AWCC, American Water or any of its subsidiaries and not created in contemplation of such event;

(e)	liens created to secure sales of accounts receivable and other receivables;

(f)	licenses of intellectual property granted by AWCC, American Water or any of its subsidiaries in the ordinary course of business and not interfering in any material respect with the ordinary conduct of business;

(g)	liens of landlords arising under real property leases to the extent those liens arise in the ordinary course of business and do not secure any past due obligation for the payment of money;

(h)	any interest or title of a lessor or sublessor under any lease permitted by the indenture;

(i)	liens securing debt which has neither been assumed by AWCC, American Water or any of its subsidiaries nor upon which AWCC, American Water or any of its subsidiaries customarily pay interest charges, existing upon real property, or rights in or relating thereto, which real property or rights were acquired for right-of-way purposes;

(j)	zoning laws and ordinances;

(k)	any leases required to be capitalized on a balance sheet of the lessee in accordance with generally accepted accounting principles;

(l)	easements, rights-of-way, restrictions, conditions and other similar encumbrances, minor defects or irregularities of title, and alleys, streets and highways, which in the aggregate do not materially impair the usefulness of the mortgaged property in the present business of AWCC, American Water or any of its subsidiaries;

(m)	leases of the properties of AWCC, American Water or any of its subsidiaries, in each case entered into in the ordinary course of business and that do not, individually or in the aggregate, (i) interfere in any material respect with the ordinary course of business or (ii) materially impair the value of the property subject thereto;

(n)	liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale of goods entered into by AWCC, American Water or any of its subsidiaries in the ordinary course of business in accordance with the past practices of AWCC, American Water or such subsidiary;

(o)	bankers’ liens, right of setoff and other similar liens (including deposits required by interest rate swap agreements) existing solely with respect to cash and cash equivalents on deposit in one or more accounts maintained by AWCC, American Water or any of its subsidiaries, in each case granted in the ordinary course of business in favor of the financial institutions with which such accounts are maintained, securing amounts owing to such financial institutions with respect to cash management and operating account arrangements, including those involving pooled accounts and netting arrangements; provided that, unless such liens are non-consensual and arise by operation of law, in no case shall any such liens secure (either directly or indirectly) the repayment of any debt;

(p)	liens for taxes, assessments or governmental charges or levies not yet delinquent and which may subsequently be paid without interest or penalties and liens for taxes, assessments or governmental charges or levies which are being contested in good faith by appropriate proceedings for which reserves have been established to the extent required by GAAP;

(q)	any lien on any property of AWCC, American Water or any of its subsidiaries securing obligations not exceeding in the aggregate $100 million outstanding any time;

(r)

liens on any property, acquired, constructed or improved by AWCC, American Water or any of its subsidiaries after the date of the indenture, and any improvements thereon, accessions thereto or other property acquired or constructed for use in connection therewith or related thereto, which are created or assumed prior to or contemporaneously with, or within 180 days after, such acquisition or completion of such construction or improvement, or within one year thereafter pursuant to a firm commitment for financing arranged with a lender or investor within such 180-day period, to secure or provide for the payment of all or any part of the purchase price of such property or the cost of such construction or improvement incurred after the date of the indenture or liens on any property existing at the time of acquisition thereof; provided, that the liens shall not extend to any property theretofore owned by AWCC, American Water or any of its subsidiaries other than, in the case of any such construction or improvement, (i) unimproved real property on which the property so constructed or the improvement is located, (ii) other property (or improvement thereon) which is an improvement to or is acquired or constructed for use in connection therewith or related thereto, (iii) any right and interest under any agreement or other documents relating to the property being so constructed or improved or such other property and (iv) the stock of any subsidiary of ours created or maintained for the primary purpose of owning the property so constructed or improved;

(s)	liens on property securing debt if, prior to or concurrently with the issuance, assumption or guarantee of such debt, the debt securities (together with, if AWCC shall so determine, (i) any other debt of or guaranteed by AWCC ranking equally with the debt securities or (ii) any debt of us or any of our subsidiaries then existing or thereafter created) are secured by such property equally and ratably with (or prior to) such debt (for so long as such debt is secured by such liens);

(t)	liens securing the debt securities;

(u)	liens securing debt owed to AWCC, American Water or any of its subsidiaries; and

(v)	liens created for the sole purpose of refinancing, extending, renewing or replacing in whole or in part debt or other obligations secured by any lien referred to in the foregoing subsections (a) through (t); provided, however, that the principal amount of debt or obligations secured thereby shall not exceed the principal amount of debt or obligations so secured at the time of such refinancing, extension, renewal or replacement plus the amount of any premiums required to be paid thereon and reasonable fees and expenses associated therewith and that such refinancing, extension, renewal or replacement, as the case may be, shall be limited to all or a part of the property that secured the lien or mortgage so refinanced, extended, renewed or replaced (and any improvements on such property).

“Debt” means, for any person (without duplication), all (i) indebtedness for borrowed money, (ii) obligations evidenced by bonds, debentures, debt securities or other similar instruments, (iii) obligations to pay the deferred purchase price of property or service (other than trade payables not overdue by more than 90 days incurred in the ordinary course of business and long term water purchase contracts), (iv) obligations under capital leases, (v) indebtedness of the type referred to in clauses (i) through (iv) above secured by (or for which the holder of such indebtedness has an existing right, contingent or otherwise, to be secured by), any lien or encumbrance on, or security interest in, property (including, without limitation, accounts and contract rights) owned by such person, even though such person has not assumed or become liable for payment of such indebtedness, and (vi) all obligations of such person for indebtedness or obligations of others of the kinds referred to in clauses (i) through (iv) above under direct or indirect guarantees, excluding, in all cases, (i) advances for construction and contributions in aid of construction as set forth on the consolidated balance sheet of American Water and its subsidiaries, (ii) reimbursement obligations (contingent or otherwise) in respect of outstanding letters of credit and (iii) attributable debt in respect of sale and leaseback transactions.

Restrictions on Sales and Leasebacks

AWCC will not, and will not allow American Water or any of its subsidiaries to, enter into any sale and leaseback transaction without effectively providing that the debt securities will be secured equally and ratably with or prior to the sale and leaseback transaction, unless:

•

the aggregate amount of the attributable debt of AWCC, American Water and its subsidiaries in respect of sale and leaseback transactions then outstanding would not exceed an amount equal to 15% of our consolidated tangible total assets, or

•

AWCC, American Water or any of its subsidiaries, within 12 months of the sale and leaseback transaction, retire an amount of secured debt which is not subordinate to the debt securities in an amount equal to the greater of (1) the net proceeds of the sale or transfer of the property or other assets that are the subject of the sale and leaseback transaction or (2) the fair market value of the property leased.

A “sale and leaseback transaction” for purposes of this subsection is an arrangement between AWCC, American Water or any of its subsidiaries and a bank, insurance company or other lender or investor where AWCC, American Water or any of its subsidiaries leases property for an initial term of three years or more that was or will be sold by AWCC, American Water, or such subsidiary to that lender or investor for a sale price of U.S. $1,000,000 or its equivalent or more.

“Attributable debt” means the lesser of (1) the fair market value of the asset subject to the sale and leaseback transaction and (2) the present value, determined in accordance with GAAP (discounted at a rate equal to the rate of interest implicit in such transaction), of the obligations of the lessee for the net rental payments (excluding amounts on account of maintenance and repairs, insurance, taxes, assessments and similar charges and contingent rents) during the term of the lease.

“Consolidated tangible total assets” means, as at any applicable time of determination, consolidated total assets less, without duplication, all intangible assets such as goodwill, trademarks, trade names, patents and unamortized debt discount and expense carried as an asset, in each case as set forth in our most recent consolidated balance sheet.

“Consolidated total assets” means, as at any applicable time of determination, our consolidated total assets as set forth in our most recent consolidated financial statements.

Merger, Consolidation or Sale of Assets

Neither AWCC nor American Water will consolidate with or merge into any other person or convey, transfer or lease its properties and assets substantially as an entirety to any person, unless:

(i) the successor formed by a consolidation or the survivor of a merger or the person that acquires by conveyance, transfer or lease all or substantially all of the assets of AWCC or American Water as an entirety, as the case may be, is a person organized and existing under the laws of the United States or any State thereof (including the District of Columbia), and expressly assumes, in the case of American Water, the due and punctual payment of the principal of and any premium and interest on all the debt securities and the performance or observance of every covenant of the indenture on the part of AWCC to be performed or observed, and, in the case of American Water, all the obligations under the support agreement to be performed or observed, and such person shall have caused to be delivered to the trustee an officer’s certificate and an opinion of counsel to the effect that such consolidation, merger, conveyance, transfer or lease complies in all material respects with this covenant; and

(ii) immediately before and immediately after giving effect to such transaction, no event of default, and no event which, after notice or lapse of time or both, would become an event of default, has occurred and is continuing.

Upon any consolidation by AWCC or American Water with or merger by AWCC or American Water into any other person or any conveyance, transfer or lease of either AWCC’s or American Water’s properties and assets substantially as an entirety in accordance with this covenant, the successor person formed by such consolidation or into which it is merged or to which such conveyance, transfer or lease is made will succeed to, and be substituted for, and may exercise every right and power of, AWCC or American Water, as applicable, under the indenture and the support agreement with the same effect as if such successor person had been named as AWCC or American Water, as applicable, therein, and thereafter, except in the case of a lease, the predecessor person will be relieved of all obligations and covenants, in the case of AWCC under the indenture, the debt securities and, in the case of American Water, under the support agreement.

Support Agreement

American Water may not (a) cancel or terminate the support agreement or (b) amend or otherwise modify the terms of the support agreement, except for amendments and modifications that do not adversely affect the rights of the holders of debt securities, in each case, without the prior written consent of holders of at least a majority of the outstanding principal amount of all outstanding debt of AWCC.

Subordination

Debt securities of a series may be subordinated, which we refer to as subordinated debt securities, to senior indebtedness (as defined in the applicable prospectus supplement) to the extent set forth in the prospectus supplement relating thereto. To the extent we conduct operations through subsidiaries, the holders of debt securities (whether or not subordinated debt securities) will be structurally subordinated to the creditors of our subsidiaries, except to the extent such subsidiary is a guarantor of such series of debt.

Events of Default

Each of the following constitutes an event of default under the form of indenture with respect to any series of debt securities:

(1) default for 30 days in the payment when due of interest on a series of debt securities;

(2) default in payment when due of the principal of, or premium, if any, on a series of debt securities;

(3) failure by AWCC or American Water to comply with the provisions described under the caption “—Certain Covenants—Merger, Consolidation or Sale of Assets”;

(4) failure by AWCC or American Water to comply for 60 days after receipt of notice with any of the other agreements in the indenture or the support agreement; provided, however, that except with respect to defaults under or breaches of the covenant described under “—Certain Covenants—Restrictions on Liens,” holders of a series of debt securities will be deemed to have agreed to an extension of such 60-day period to 120 days so long as corrective action is initiated by AWCC or American water within such 60-day period unless such corrective action is no longer being diligently pursued;

(5) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any indebtedness for money borrowed by AWCC or American Water (or the payment of which is guaranteed by AWCC or American Water), if that default is caused by a failure to pay principal at its stated maturity after giving effect to any applicable grace period, or results in the acceleration of such indebtedness prior to its stated maturity and, in each case, the principal amount of any such indebtedness, together with the principal amount of any other indebtedness under which there has been a payment default after stated maturity or the maturity of which has been so accelerated, aggregates $100 million or more;

(6) failure by AWCC or American Water to pay final judgments aggregating (to the extent not paid or insured) in excess of $100 million, which judgments are not paid, within 60 days after the entry thereof, bonded, discharged or stayed pending appeal, or are not discharged within 60 days after the expiration of such stay;

(7) except as permitted by the indenture, the support agreement shall cease for any reason to be in full force and effect or American Water, or any person acting on behalf of American Water, shall deny or disaffirm its obligations under the support agreement; and

(8) certain events of bankruptcy or insolvency described in the indenture with respect to AWCC or American Water.

A prospectus supplement may omit, modify or add to the foregoing events of default.

However, a default under clause (4) will not constitute an event of default until the trustee or the holders of 25% in aggregate principal amount of the outstanding debt securities in a series notify AWCC of the default and

AWCC does not cure the default within 60 days after receipt of that notice. In the case of an event of default arising from certain events of bankruptcy or insolvency, with respect to AWCC or American Water, all outstanding debt securities in such series will become due and payable immediately without further action or notice. If any other event of default occurs and is continuing, the trustee or the holders of at least 25% in aggregate principal amount of the then outstanding debt securities in such series may declare all the securities to be due and payable immediately. Unless as otherwise provided herein, after any such acceleration, but before a judgment or decree based on acceleration is obtained by the trustee, the registered holders of a majority in aggregate principal amount of the outstanding debt securities in a series may, under certain circumstances, rescind and annul such acceleration and waive such event of default if all events of default, other than the nonpayment of accelerated principal, premium or interest have been cured or waived as provided in the indenture or a supplemental indenture.

Holders of a series of debt securities may not enforce the indenture, supplemental indenture or such debt securities except as provided in the indenture or supplemental indenture. Subject to certain limitations holders of a majority in principal amount of the then outstanding debt in a series may direct the trustee in its exercise of any trust or power. The trustee may withhold from holders of a series of debt securities notice of any continuing default if it determines that withholding notice is in their interest, except a default relating to the payment of principal or interest.

Subject to the provisions of the indenture relating to the duties of the trustee, in case an event of default shall occur and be continuing, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request or direction of any of the holders of a series of debt securities, unless such holders shall have offered to the trustee reasonable indemnity or security against any loss, liability or expense. Subject to such provisions for indemnification of the trustee, the holders of a majority in aggregate principal amount of a series of debt securities then outstanding will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to such series of outstanding debt securities.

The holders of a majority in aggregate principal amount of a series of debt securities then outstanding, by notice to the trustee, may, on behalf of the holders of all of such series of debt securities, waive any existing default and its consequences under the indenture except a continuing default in the payment of interest on, or the principal of, such series of debt securities (other than the non-payment of principal of or interest on such series of debt securities that became due solely because of the acceleration of such series of debt securities).

AWCC is required to deliver to the trustee within 90 days after the end of each fiscal year a statement regarding compliance with the indenture during that fiscal year. Promptly (and in any event within 5 business days) upon a responsible officer of AWCC becoming aware of any default or event of default, AWCC is required to deliver to the trustee a statement specifying that default.

“Responsible officer” means the chief executive officer, chief operating officer, general counsel, any senior financial officer and any other officer of AWCC with responsibility for the administration of the indenture.

“Senior financial officer” means the chief financial officer, principal accounting officer, treasurer or controller of AWCC.

Modification or Waiver

Except as provided below, AWCC and the trustee may supplement and amend the form of indenture or the debt securities with the consent of the holders of not less than a majority in principal amount of the outstanding debt securities. The consent of the holder of each outstanding debt security affected is required to:

•	change the stated maturity of or the stated amount of the principal of, or any installment of interest on, the debt securities;

•	reduce the principal amount or the rate of interest on, or any premium payable upon the redemption of the debt securities;

•	change the place or currency of payment of principal of, or interest on, the debt securities;

•	impair the right to institute suit for the enforcement of any such payment on or after the stated maturity of the debt securities or any redemption date for the debt securities;

•	reduce the percentage of holders of outstanding debt securities necessary to modify or amend the indenture or to consent to any waiver under the indenture;

•	reduce the percentage of outstanding debt securities necessary to waive any past default; or

•	modify any of the above requirements.

AWCC and the trustee may supplement and amend the indenture or the debt securities without the consent of any holder for the following purposes:

•	to evidence the succession of another entity to AWCC as obligor under an indenture;

•	to provide for the acceptance of appointment by a successor trustee;

•	to effect the assumption of the indenture by American Water or one of its subsidiaries;

•	to cure any ambiguity, defect or inconsistency in the indenture;

•

to provide for uncertificated debt securities in addition to or in place of certificated debt securities (provided that the uncertificated debt securities are issued in registered form for purposes of Section 163(f) of the Internal Revenue Code, or in a manner such that the uncertificated debt securities are described in Section 163(f)(2)(B) of the Internal Revenue Code);

•	to add guarantees with respect to the debt securities or to secure the debt securities;

•	to establish the form or terms of debt securities as permitted by the indenture;

•

to add to the covenants of American Water, AWCC or its other subsidiaries for the benefit of the holders of the debt securities or to surrender any right or power conferred upon us, AWCC or American Water’s other subsidiaries;

•	to make any change that does not adversely affect the rights of any holder of the debt securities; or

•	to comply with any requirement of the SEC in connection with the qualification of the indenture under the Trust Indenture Act.

The consent of the holders of the debt securities is not necessary under the indenture to approve the particular form of any proposed amendment or supplemental indenture. It is sufficient if such consent approves the substance of the proposed amendment or supplemental indenture.

Prescription Period

Any money that AWCC deposits with the trustee or any paying agent for the payment of principal or interest on any global security that remains unclaimed for two years after the date upon which the principal and interest are due and payable will be repaid to AWCC upon AWCC’s request unless otherwise required by mandatory provisions of any applicable unclaimed property law. After that time, unless otherwise required by mandatory provisions of any unclaimed property law, the holder of any debt security will be able to seek any payment to which that holder may be entitled to collect only from AWCC.

No Personal Liability of Directors, Officers, Employees and Stockholders

No director, officer, employee, incorporator or stockholder of AWCC or us, will have any liability for any obligations of AWCC or American Water under the debt securities, the indenture, the support agreement, or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each holder of debt securities by accepting a debt security waives and releases all such liability. The waiver and release are part of the consideration for issuance of the debt securities. The waiver may not be effective to waive liabilities under the federal securities law and it is the view of the SEC that such waiver is against public policy.

Defeasance

At any time, AWCC may terminate all its obligations under a series of debt securities and the indenture, which we refer to as legal defeasance, except for certain obligations, including those respecting the defeasance trust and obligations to register the transfer or exchange of such series of debt securities, to replace mutilated, destroyed, lost or stolen debt securities of such series and to maintain a registrar and paying agent in respect of the debt securities of such series.

In addition, at any time AWCC may terminate its obligations under certain specified covenants with respect to a series of debt securities.

AWCC may exercise its legal defeasance option with respect to a series of debt securities notwithstanding its prior exercise of its covenant defeasance option with respect to such series of debt securities. If AWCC exercises its legal defeasance option with respect to a series of debt securities, payment of the debt securities of such series may not be accelerated because of an event of default with respect thereto. If AWCC exercises its covenant defeasance option with respect to a series of debt securities, payment of the debt securities of such series may not be accelerated because of a default related to the specified covenants.

In order to exercise either of its defeasance options, AWCC must irrevocably deposit in trust, which we refer to as the defeasance trust, with the trustee money or U.S. Government obligations for the payment of principal and interest on the applicable series of debt securities to redemption or maturity, as the case may be, and must comply with certain other conditions, including delivery to the trustee of an opinion of counsel to the effect that holders of the series of debt securities will not recognize income, gain or loss for Federal income tax purposes as a result of such deposit and defeasance and will be subject to Federal income tax on the same amounts and in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred (and, in the case of legal defeasance only, such opinion of counsel must be based on a ruling of the Internal Revenue Service or other change in applicable Federal income tax law).

Discharge

When (i) AWCC delivers to the trustee all outstanding debt securities of a series (other than any debt securities replaced because of mutilation, loss, destruction or wrongful taking) for cancellation or (ii) all outstanding debt securities of a series have become due and payable, or are by their terms due and payable within one year whether at maturity or are to be called for redemption within one year under arrangements reasonably satisfactory to the trustee, and in the case of clause (ii) AWCC irrevocably deposits with the trustee funds sufficient to pay at maturity or upon redemption all outstanding debt securities of such series, including interest thereon, and if in either case AWCC pays all other sums related to the applicable series of debt securities payable under the indenture by AWCC, then the indenture shall, subject to certain surviving provisions cease to be of further effect with respect to such series. The trustee shall acknowledge satisfaction and discharge of the indenture with respect to the applicable series of debt securities on demand of AWCC accompanied by an officers’ certificate and an opinion of counsel of AWCC.

Governing Law

The indenture and the debt securities will be governed by, and construed in accordance with, the laws of the State of New York.

Book-Entry, Delivery and Form

Except as set forth below, each series of debt securities will be issued in registered, global form in minimum denominations of $1,000 and integral multiples of $1,000 in excess thereof. The debt securities will be issued at the closing of any offering only against payment in immediately available funds.

The debt securities initially will be represented by one or more global securities. Upon issuance, each of the global securities will be deposited with the trustee as custodian for The Depository Trust Company, which we refer to as DTC, in New York, New York, and registered in the name of DTC or its nominee, in each case for credit to an account of a direct or indirect participant in DTC as described below.

Except as set forth below, the global securities may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee. Beneficial interests in the global securities may not be exchanged for definitive debt securities in registered certificated form, which we refer to as certificated debt securities, except in the limited circumstances described below. See “—Exchange of Global Securities for Certificated Debt Securities.” Except in the limited circumstances described below, owners of beneficial interests in the global securities will not be entitled to receive physical delivery of the debt securities in certificated form.

Transfers of beneficial interests in the global securities will be subject to the applicable rules and procedures of DTC and its direct or indirect participants, which may change from time to time.

Exchanges of Global Securities for Certificated Debt Securities

A beneficial interest in a global security may not be exchanged for a debt security in certificated form unless (i) DTC (x) notifies AWCC that it is unwilling or unable to continue as depository for such global security or (y) has ceased to be a clearing agency registered under the Exchange Act or (ii) there shall have occurred and be continuing an event of default with respect to the debt securities. In all cases, certificated debt securities delivered in exchange for any global security or beneficial interests therein will be registered in the names, and issued in approved denominations, requested by or on behalf of DTC (in accordance with its customary procedures). Any certificated debt securities issued in exchange for an interest in a global security will bear the legend restricting transfers that is borne by such global security. Any such exchange will be effected only through the DWAC system and an appropriate adjustment will be made in the records of the security register to reflect a decrease in the principal amount of the relevant global security.

Depository Procedures

The following description of the operations and procedures of DTC is provided solely as a matter of convenience. These operations and procedures are solely within the control of the respective settlement systems and are subject to changes by them from time to time. American Water and AWCC take no responsibility for these operations and procedures and urge investors to contact the system or their participants directly to discuss these matters.

Upon the issuance of the global securities, DTC will credit, on its internal system, the respective principal amount of the individual beneficial interests represented by such global securities to the accounts with DTC, which we refer to as participants, or persons who hold interests through participants. Ownership or beneficial interests in the global securities will be shown on, and the transfer of that ownership will be effected only through, records maintained by DTC or its nominee (with respect to interests of participants) and the records of participants (with respect to interest of persons other than participants).

As long as DTC, or its nominee, is the registered holder of a global security, DTC or such nominee, as the case may be, will be considered the sole owner and holder of the debt securities represented by such global security for all purposes under the indenture and the debt securities. Except in the limited circumstances described above under “—Exchanges of Book-Entry Debt Securities for Certificated Debt Securities,” owners of beneficial interests in a global security will not be entitled to have portions of such global security registered in their names, will not receive or be entitled to receive physical delivery of debt securities in definitive form and will not be considered the owners or holders of the global security (or any debt securities presented thereby) under the indenture or the debt securities. In addition, no beneficial owner of an interest in a global security will be able to transfer that interest except in accordance with DTC’s applicable procedures (in addition to those under the indenture referred to herein). In the event that owners of beneficial interests in a global security become entitled to receive debt securities in definitive form, such debt securities will be issued only in registered form in denominations of U.S. $1,000 and integral multiples of $1,000 in excess thereof.

Investors may hold their interests in the global securities directly through DTC, if they are participants in such system, or indirectly through organizations which are participants in such system. All interests in a global security may be subject to the procedures and requirements of DTC.

The laws of some states require that certain persons take physical delivery in definitive form of securities that they own. Consequently, the ability to transfer beneficial interests in a global security to such persons may be limited to that extent. Because DTC can act only on behalf of participants, which in turn act on behalf of indirect participants and certain banks, the ability of a person having beneficial interests in a global security to pledge such interests to persons or entities that do not participate in the DTC system, or otherwise take action in respect of such interests, may be affected by the lack of a physical certificate evidencing such interests.

Payments of the principal of and interest on global securities will be made to DTC or its nominee as the registered owner thereof. Neither AWCC, the trustee nor any of their respective agents will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the global securities or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

Beneficial interests in the global securities will trade in DTC’s Same-Day Funds Settlement System, and secondary market trading activity in such interests will therefore settle in immediately available funds. AWCC expects that DTC or its nominee, upon receipt of any payment of principal or interest in respect of a global security representing any debt securities held by it or its nominee, will immediately credit participants’ accounts with payment in amounts proportionate to their respective beneficial interests in the principal amount of such debt securities as shown on the records of DTC or its nominee. AWCC also expects that payments by participants to owners of beneficial interests in such global securities held through such participants will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers registered in “street name.” Such payments will be the responsibility of such participants.

Transfers between participants in DTC will be effected in accordance with DTC’s procedures, and will be settled in same-day funds.

DTC has advised AWCC that it will take any action permitted to be taken by a holder of debt securities (including the presentation of debt securities for exchange as described below) only at the direction of one or more participants to whose account with DTC interests in the global securities are credited and only in respect of such portion of the aggregate principal amount of the debt securities as to which such participant or participants has or have given such direction. However, if there is an event of default under the debt securities, DTC reserves the right to exchange the global securities for legended debt securities in certificated form, and to distribute such debt securities to its participants.

DTC has advised AWCC as follows: DTC is

•	a limited purpose trust company organized under the laws of the State of New York,

•	a “banking organization” within the meaning of New York Banking law,

•	a member of the Federal Reserve System,

•	a “clearing corporation” within the meaning of the Uniform Commercial Code, as amended, and

•	a “Clearing Agency” registered pursuant to the provisions of Section 17A of the Exchange Act.

DTC was created to hold securities for its participants and facilitate the clearance and settlement of securities transactions between participants through electronic book-entry changes in accounts of its participants, thereby eliminating the need for physical transfer and delivery of certificates. Participants include securities brokers and dealers, banks, trust companies and clearing corporations and may include certain other organizations. DTC is partially owned by some of these participants or their representatives. Indirect access to the DTC system is available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly, which we refer to as indirect participants.

Although DTC has agreed to the foregoing procedures in order to facilitate transfers of beneficial ownership interests in the global securities among participants of DTC, it is under no obligation to perform or continue to perform such procedures, and such procedures may be discontinued at any time. None of AWCC, the trustee nor any of their respective agents will have any responsibility for the performance by DTC or its participants or indirect participants of its respective obligations under the rules and procedures governing its operations, including maintaining, supervising or reviewing the records relating to, or payments made on account of, beneficial ownership interests in global securities.

Same Day Settlement and Payment

AWCC will make payments in respect of the debt securities represented by the global securities (including principal, premium, if any, interest and special interest, if any) by wire transfer of immediately available funds to the accounts specified by the global security holder. AWCC will make all payments of principal, interest and premium and special interest, if any, with respect to certificated debt securities by wire transfer of immediately available funds to the accounts specified by the holders of the certificated debt securities or, if no such account is specified, by mailing a check to each such holder’s registered address. The debt securities represented by the global securities are expected to be eligible to trade in DTC’s Same-Day Funds Settlement System, and any permitted secondary market trading activity in such debt securities will, therefore, be required by DTC to be settled in immediately available funds. AWCC expects that secondary trading in any certificated debt securities will also be settled in immediately available funds.

DESCRIPTION OF DEPOSITARY SHARES

The following summary of certain provisions of the depositary shares does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of the depositary agreement that will be filed with the SEC in connection with the offering of such depositary shares.

American Water may offer fractional shares of preferred stock, rather than full shares of preferred stock. If American Water decides to offer fractional shares of preferred stock, American Water will issue receipts for depositary shares. Each depositary share will represent a fraction of a share of a particular series of preferred stock, and the prospectus supplement will indicate that fraction. The shares of preferred stock represented by depositary shares will be deposited under a deposit agreement between American Water and a depositary that is a bank or trust company that meets certain requirements and is selected by us. The depositary will be specified in the applicable prospectus supplement. Each owner of a depositary share will be entitled to all of the rights and preferences of the preferred stock represented by the depositary share. The depositary shares will be evidenced by depositary receipts issued pursuant to the deposit agreement. Depositary receipts will be distributed to those persons purchasing the fractional shares of preferred stock in accordance with the terms of the offering.

We have summarized selected provisions of the deposit agreement and the depositary receipts, but the summary is qualified by reference to the provisions of the deposit agreement and the depositary receipts. The particular terms of any series of depositary shares will be described in the applicable prospectus supplement. If so indicated in the prospectus supplement, the terms of any such series may differ from the terms set forth below.

Dividends and Other Distributions

The depositary will distribute all cash dividends or other cash distributions received by it in respect of the preferred stock to the record holders of depositary shares relating to such preferred shares in proportion to the numbers of depositary shares held on the relevant record date. The amount made available for distribution will be reduced by any amounts withheld by the depositary or American Water on account of taxes.

In the event of a distribution other than in cash, the depositary will distribute securities or property received by it to the record holders of depositary shares in proportion to the numbers of depositary shares held on the relevant record date, unless the depositary determines that it is not feasible to make such distribution. In that case, the depositary may make the distribution by such method as it deems equitable and practicable. One such possible method is for the depositary to sell the securities or property and then distribute the net proceeds from the sale as provided in the case of a cash distribution.

Withdrawal of Shares

Upon surrender of depositary receipts representing any number of whole shares at the depositary’s office, unless the related depositary shares previously have been called for redemption, the holder of the depositary shares evidenced by the depositary receipts will be entitled to delivery of the number of whole shares of the related series of preferred stock and all money and other property, if any, underlying such depositary shares. However, once such an exchange is made, the preferred stock cannot thereafter be redeposited in exchange for depositary shares. Holders of depositary shares will be entitled to receive whole shares of the related series of preferred stock on the basis set forth in the applicable prospectus supplement. If the depositary receipts delivered by the holder evidence a number of depositary shares representing more than the number of whole shares of preferred stock of the related series to be withdrawn, the depositary will deliver to the holder at the same time a new depositary receipt evidencing the excess number of depositary shares.

Redemption of Depositary Shares

Whenever American Water redeems the preferred stock, the depositary will redeem a number of depositary shares representing the same number of shares of preferred stock so redeemed. If fewer than all of the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by lot, pro rata or by any other equitable method as the depositary may determine.

Voting of Underlying Shares

Upon receipt of notice of any meeting at which the holders of the preferred stock of any series are entitled to vote, the depositary will mail the information contained in the notice of the meeting to the record holders of the depositary shares relating to that series of preferred shares. Each record holder of the depositary shares on the record date will be entitled to instruct the depositary as to the exercise of the voting rights represented by the number of shares of preferred stock underlying the holder’s depositary shares. The depositary will endeavor, to the extent it is practical to do so, to vote the number of whole shares of preferred stock underlying such depositary shares in accordance with such instructions. American Water will agree to take all action that the depositary may deem reasonably necessary in order to enable the depositary to do so. To the extent the depositary does not receive specific instructions from the holders of depositary shares relating to such preferred shares, it will abstain from voting such shares of preferred stock.

Amendment and Termination of Deposit Agreement

The form of depositary receipt evidencing the depositary shares and any provision of the applicable deposit agreement may at any time be amended by agreement between American Water and the depositary. American Water may, with the consent of the depositary, amend the deposit agreement from time to time in any manner that American Water desires. However, if the amendment would materially and adversely alter the rights of the existing holders of depositary shares, the amendment would need to be approved by the holders of at least a majority of the depositary shares then outstanding.

The deposit agreement may be terminated by American Water or the depositary if:

•	all outstanding depositary shares have been redeemed; or

•

there has been a final distribution in respect of the shares of preferred stock of the applicable series in connection with American Water’s liquidation, dissolution or winding up and such distribution has been made to the holders of depositary receipts.

Resignation and Removal of Depositary

The depositary may resign at any time by delivering to us notice of its election to do so. We may remove a depositary at any time. Any resignation or removal will take effect upon the appointment of a successor depositary and its acceptance of appointment.

Charges of Depositary

We will pay all transfer and other taxes and governmental charges arising solely from the existence of any depositary arrangements. We will pay all charges of each depositary in connection with the initial deposit of the preferred shares of any series, the initial issuance of the depositary shares, any redemption of such preferred shares and any withdrawals of such preferred shares by holders of depositary shares. Holders of depositary shares will be required to pay any other transfer taxes.

Notices

Each depositary will forward to the holders of the applicable depositary shares all notices, reports and communications from us which are delivered to such depositary and which we are required to furnish the holders of the preferred shares.

Limitation of Liability

The deposit agreement contains provisions that limit our liability and the liability of the depositary to the holders of depositary shares. Both the depositary and we are also entitled to an indemnity from the holders of the depositary shares prior to bringing, or defending against, any legal proceeding. We or any depositary may rely upon written advice of counsel or accountants, or information provided by persons presenting preferred shares for deposit, holders of depositary shares or other persons believed by us to be competent and on documents believed by us or them to be genuine.

DESCRIPTION OF STOCK PURCHASE CONTRACTS AND STOCK PURCHASE UNITS

The following summary of certain provisions of the stock purchase contracts and stock purchase units does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of the stock purchase contract or stock purchase unit, as applicable, that will be filed with the SEC in connection with the offering of such securities.

American Water may issue stock purchase contracts, including contracts obligating holders to purchase from us, and obligating American Water to sell to the holders, a specified number of shares of common stock or other securities at a future date or dates, which we refer to in this prospectus as “stock purchase contracts.” The price per share of the securities and the number of shares of the securities may be fixed at the time the stock purchase contracts are issued or may be determined by reference to a specific formula set forth in the stock purchase contracts. The stock purchase contracts may be issued separately or as part of units consisting of a stock purchase contract and debt securities, preferred securities, warrants or debt obligations of third parties, including U.S. treasury securities, securing the holders’ obligations to purchase the securities under the stock purchase contracts, which we refer to herein as “stock purchase units.” The stock purchase contracts may require holders to secure their obligations under the stock purchase contracts in a specified manner. The stock purchase contracts also may require American Water to make periodic payments to the holders of the stock purchase units or vice versa, and those payments may be unsecured or refunded on some basis.

The applicable prospectus supplement will describe the terms of the stock purchase contracts or stock purchase units. The description in the prospectus supplement will not necessarily be complete, and reference will be made to the stock purchase contracts, and, if applicable, collateral or depositary arrangements, relating to the stock purchase contracts or stock purchase units, which will be filed with the SEC each time American Water issues stock purchase contracts or stock purchase units. Material United States federal income tax considerations applicable to the stock purchase units and the stock purchase contracts will also be discussed in the applicable prospectus supplement.

DESCRIPTION OF SUBSCRIPTION RIGHTS

The following summary of certain provisions of the subscription rights does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of the certificate evidencing the subscription rights that will be filed with the SEC in connection with the offering of such subscription rights.

General

American Water may issue subscription rights to purchase common stock, preferred stock, depositary shares or warrants to purchase preferred stock, common stock or depositary shares. Subscription rights may be issued independently or together with any other offered security and may or may not be transferable by the person purchasing or receiving the subscription rights. In connection with any subscription rights offering to American Water’s stockholders, American Water may enter into a standby underwriting arrangement with one or more underwriters pursuant to which such underwriters will purchase any offered securities remaining unsubscribed for after such subscription rights offering. In connection with a subscription rights offering to American Water’s stockholders, American Water will distribute certificates evidencing the subscription rights and a prospectus supplement to American Water’s stockholders on the record date that American Water sets for receiving subscription rights in such subscription rights offering.

The applicable prospectus supplement will describe the following terms of subscription rights in respect of which this prospectus is being delivered:

•	the title of such subscription rights,

•	the securities for which such subscription rights are exercisable,

•	the exercise price for such subscription rights,

•	the number of such subscription rights issued to each stockholder,

•	the extent to which such subscription rights are transferable,

•	if applicable, a discussion of the material United States federal income tax considerations applicable to the issuance or exercise of such subscription rights,

•	the date on which the right to exercise such subscription rights shall commence, and the date on which such rights shall expire (subject to any extension),

•	the extent to which such subscription rights include an over-subscription privilege with respect to unsubscribed securities,

•	if applicable, the material terms of any standby underwriting or other purchase arrangement that American Water may enter into in connection with the subscription rights offering, and

•	any other terms of such subscription rights, including terms, procedures and limitations relating to the exchange and exercise of such subscription rights.

Exercise of Subscription Rights

Each subscription right will entitle the holder of the subscription right to purchase for cash such amount of shares of preferred stock, depositary shares, common stock, warrants or any combination thereof, at such exercise price as shall in each case be set forth in, or be determinable as set forth in, the prospectus supplement relating to the subscription rights offered thereby. Subscription rights may be exercised at any time up to the close of business on the expiration date for such subscription rights set forth in the prospectus supplement. After the close of business on the expiration date, all unexercised subscription rights will become void.

Subscription rights may be exercised as set forth in the prospectus supplement relating to the subscription rights offered thereby. Upon receipt of payment and the subscription rights certificate properly completed and duly executed at the corporate trust office of the subscription rights agent or any other office indicated in the prospectus supplement, American Water will forward, as soon as practicable, the shares of preferred stock or common stock, depositary shares or warrants purchasable upon such exercise. American Water may determine to offer any unsubscribed offered securities directly to persons other than stockholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby underwriting arrangements, as set forth in the applicable prospectus supplement.

DESCRIPTION OF WARRANTS

The following summary of certain provisions of the warrants does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of the warrant agreement that will be filed with the SEC in connection with the offering of such warrants.

General

American Water may issue warrants for the purchase of debt securities, preferred stock or common stock. Warrants may be issued independently or together with debt securities, preferred stock or common stock offered by any prospectus supplement and may be attached to or separate from any such offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between American Water and a bank or trust company, as warrant agent. The warrant agent will act solely as American Water’s agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.

Debt Warrants

The prospectus supplement relating to a particular issue of debt warrants will describe the terms of such debt warrants, including the following: (a) the title of such debt warrants; (b) the offering price for such debt warrants, if any; (c) the aggregate number of such debt warrants; (d) the designation and terms of the debt securities purchasable upon exercise of such debt warrants; (e) if applicable, the designation and terms of the debt securities with which such debt warrants are issued and the number of such debt warrants issued with each such debt security; (f) if applicable, the date from and after which such debt warrants and any debt securities issued therewith will be separately transferable; (g) the principal amount of debt securities purchasable upon exercise of a debt warrant and the price at which such principal amount of debt securities may be purchased upon exercise (which price may be payable in cash, securities, or other property); (h) the date on which the right to exercise such debt warrants shall commence and the date on which such right shall expire; (i) if applicable, the minimum or maximum amount of such debt warrants that may be exercised at any one time; (j) whether the debt warrants represented by the debt warrant certificates or debt securities that may be issued upon exercise of the debt warrants will be issued in registered or bearer form; (k) information with respect to book-entry procedures, if any; (1) the currency or currency units in which the offering price, if any, and the exercise price are payable; (m) if applicable, a discussion of material United States federal income tax considerations; (n) the antidilution provisions of such debt warrants, if any; (o) the redemption or call provisions, if any, applicable to such debt warrants; and (p) any additional terms of such debt warrants, including terms, procedures, and limitations relating to the exchange and exercise of such debt warrants.

Stock Warrants

The prospectus supplement relating to any particular issue of preferred stock warrants or common stock warrants will describe the terms of such warrants, including the following: (a) the title of such warrants; (b) the offering price for such warrants, if any; (c) the aggregate number of such warrants; (d) the designation and terms of the common stock or preferred stock purchasable upon exercise of such warrants; (e) if applicable, the designation and terms of the offered securities with which such warrants are issued and the number of such warrants issued with each such offered security; (f) if applicable, the date from and after which such warrants and any offered securities issued therewith will be separately transferable; (g) the number of shares of common stock or preferred stock purchasable upon exercise of a warrant and the price at which such shares may be purchased upon exercise; (h) the date on which the right to exercise such warrants shall commence and the date on which such right shall expire; (i) if applicable, the minimum or maximum amount of such warrants that may be exercised at any one time; (j) the currency or currency units in which the offering price, if any, and the exercise price are payable, (k) if applicable, a discussion of material United States federal income tax considerations; (l) the antidilution provisions of such warrants, if any; (m) the redemption or call provisions, if any, applicable to such warrants; and (n) any additional terms of such warrants, including terms, procedures and limitations relating to the exchange and exercise of such warrants.

PLAN OF DISTRIBUTION

We and any selling security holder may offer and sell the securities covered by this prospectus from time to time, in one or more transactions, at market prices prevailing at the time of sale, at prices related to market prices, at a fixed price or prices subject to change, at varying prices determined at the time of sale or at negotiated prices, by a variety of methods, including the following:

•	through agents;

•	to or through underwriters;

•	through brokers or dealers;

•	directly by us or any selling security holders to purchasers, including through a specific bidding, auction or other process; or

•	through a combination of any of these methods of sale.

Registration of the securities covered by this prospectus does not mean that those securities necessarily will be offered or sold.

In effecting sales, brokers or dealers engaged by us may arrange for other brokers or dealers to participate. Broker-dealer transactions may include:

•	purchases of the securities by a broker-dealer as principal and resales of the securities by the broker-dealer for its account pursuant to this prospectus;

•	ordinary brokerage transactions; or

•	transactions in which the broker-dealer solicits purchasers.

In addition, we and any selling security holder may sell any securities covered by this prospectus in private transactions or under Rule 144 of the Securities Act rather than pursuant to this prospectus.

In connection with the sale of securities covered by this prospectus, broker-dealers may receive commissions or other compensation from us in the form of commissions, discounts or concessions. Broker-dealers may also receive compensation from purchasers of the securities for whom they act as agents or to whom they sell as principals or both. Compensation as to a particular broker-dealer may be in excess of customary commissions or in amounts to be negotiated. In connection with any underwritten offering, underwriters may receive compensation in the form of discounts, concessions or commissions from us or from purchasers of the securities for whom they act as agents. Underwriters may sell the securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. Any underwriters, broker-dealers, agents or other persons acting on our behalf that participate in the distribution of the securities may be deemed to be “underwriters” within the meaning of the Securities Act, and any profit on the sale of the securities by them and any discounts, commissions or concessions received by any of those underwriters, broker-dealers agents or other persons may be deemed to be underwriting discounts and commissions under the Securities Act.

In connection with the distribution of the securities covered by this prospectus or otherwise, we or any selling security holder may enter into hedging transactions with broker-dealers or other financial institutions. In connection with such transactions, broker-dealers or other financial institutions may engage in short sales of our securities in the course of hedging the positions they assume with us or any selling security holder. We or any selling security holder may also sell securities short and deliver the securities offered by this prospectus to close out our short positions. We or any selling security holder may also enter into option or other transactions with broker-dealers or other financial institutions, which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus, as supplemented or amended to reflect such transaction. We or any selling security holder may also from time to time pledge our securities pursuant to the margin provisions of our customer agreements with our brokers. Upon our default, the broker may offer and sell such pledged securities from time to time pursuant to this prospectus, as supplemented or amended to reflect such transaction.

At any time a particular offer of the securities covered by this prospectus is made, a revised prospectus or prospectus supplement, if required, will be distributed which will set forth the aggregate amount of securities covered by this prospectus being offered and the terms of the offering, including the name or names of any underwriters, dealers, brokers or agents, any discounts, commissions, concessions and other items constituting compensation from us and any discounts, commissions or concessions allowed or reallowed or paid to dealers. Such prospectus supplement, and, if necessary, a post-effective amendment to the registration statement of which this prospectus is a part, will be filed with the SEC to reflect the disclosure of additional information with respect to the distribution of the securities covered by this prospectus. In order to comply with the securities laws of certain states, if applicable, the securities sold under this prospectus may only be sold through registered or licensed broker-dealers. In addition, in some states the securities may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from registration or qualification requirements is available and is complied with.

We may solicit offers to purchase directly. Offers to purchase securities also may be solicited by agents designated by us from time to time. Any such agent involved in the offer or sale of the securities in respect of which this prospectus is delivered will be named, and any commissions payable by us to such agent will be set forth, in the applicable prospectus supplement. Unless otherwise indicated in such prospectus supplement, any such agent will be acting on a reasonable best efforts basis for the period of its appointment. Any such agent may be deemed to be an underwriter, as that term is defined in the Securities Act of 1933, of the securities so offered and sold.

American Water may offer its equity securities into an existing trading market on the terms described in the applicable prospectus supplement. Underwriters, dealers and agents who may participate in any at-the-market offerings will be described in the prospectus supplement relating thereto.

Securities may also be offered and sold, if so indicated in the applicable prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more firms acting as principals for their own accounts or as agents for us, which we refer to as remarketing firms. Any remarketing firm will be identified and the terms of its agreement, if any, with us and its compensation will be described in the applicable prospectus supplement. Remarketing firms may be deemed to be underwriters, as that term is defined in the Securities Act of 1933, in connection with the securities remarketed thereby.

If so indicated in the applicable prospectus supplement, we may authorize agents, dealers or underwriters to solicit offers by certain institutions to purchase securities from us at the public offering price set forth in the applicable prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on the date or dates stated in the applicable prospectus supplement. Such delayed delivery contracts will be subject to only those conditions set forth in the applicable prospectus supplement. A commission indicated in the applicable prospectus supplement will be paid to underwriters and agents soliciting purchases of securities pursuant to delayed delivery contracts accepted by us.

In connection with an underwritten offering, we and any selling security holder would execute an underwriting agreement with an underwriter or underwriters. Unless otherwise indicated in the revised prospectus or applicable prospectus supplement, such underwriting agreement would provide that the obligations of the underwriter or underwriters are subject to certain conditions precedent, and that the underwriter or underwriters with respect to a sale of the covered securities will be obligated to purchase all of the covered securities, if any such securities are purchased. We or any selling security holder may grant to the underwriter or underwriters an option to purchase additional securities at the public offering price, less any underwriting discount, as may be set forth in the revised prospectus or applicable prospectus supplement. If we or any selling security holder grants any such option, the terms of that option will be set forth in the revised prospectus or applicable prospectus supplement.

Pursuant to a requirement by the Financial Industry Regulatory Authority, which we refer to as FINRA, the maximum commission or discount to be received by any FINRA member or independent broker/dealer may not be greater than 8% of the gross proceeds received by us for the sale of any securities being registered pursuant to SEC Rule 415 under the Securities Act.

Underwriters, agents, brokers or dealers may be entitled, pursuant to relevant agreements entered into with us, to indemnification by us or any selling security holder against certain civil liabilities, including liabilities under the Securities Act that may arise from any untrue statement or alleged untrue statement of a material fact, or any omission or alleged omission to state a material fact in this prospectus, any supplement or amendment hereto, or in the registration statement of which this prospectus forms a part, or to contribution with respect to payments which the underwriters, agents, brokers or dealers may be required to make.

LEGAL MATTERS

The validity of the securities offered in this prospectus and any related prospectus supplement and certain legal matters will be passed upon for us by Cravath, Swaine & Moore LLP, New York, New York. If the securities are being distributed in an underwritten offering, certain legal matters will be passed upon for the underwriters by counsel identified in the related prospectus supplement.

EXPERTS

The consolidated financial statements incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2008 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. These SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov and our website at http://www.amwater.com. You may also read and copy any document we file with the SEC at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room.

We are “incorporating by reference” into this prospectus specific documents that we file with the SEC, which means that we can disclose important information to you by referring you to those documents that are considered part of this prospectus. Information that we file subsequently with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below, and any future documents that we file with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, which we refer to as the “Exchange Act”, until the termination of the offerings of all of the securities covered by this prospectus has been completed. This prospectus is part of a registration statement filed with the SEC.

We are “incorporating by reference” into this prospectus the following documents filed with the SEC (excluding any portions of such documents that have been “furnished” but not “filed” for purposes of the Exchange Act):

Filings	Period Covered or Date Filed
Annual Report on Form 10-K including the portions of our Proxy Statement on Schedule 14A filed on March 26, 2009 that are incorporated therein	Year ended December 31, 2008

Current Reports on Form 8-K (other than the portions not deemed to be filed)	Filed on February 26, 2009

Registration Statement on Form 8-A for a description of our common stock, par value $0.01 per share	Filed on April 22, 2008, including any amendments or reports filed to update such description.

We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, upon written or oral request and without charge, a copy of the documents referred to above that we have incorporated in this prospectus by reference. You can request copies of such documents if you call or write us at the following address or telephone number: American Water Works Company, Inc., 1025 Laurel Oak Road, Voorhees, New Jersey 08043, Attention: General Counsel, (856) 346-8200.

This prospectus, any accompanying prospectus supplement or information incorporated by reference herein or therein, contains summaries of certain agreements that we have filed as exhibits to various SEC filings, as well as certain agreements that we will enter into in connection with the offering of securities covered by any particular accompanying prospectus supplement. The descriptions of these agreements contained in this prospectus, any accompanying prospectus supplement or information incorporated by reference herein or therein do not purport to be complete and are subject to, or qualified in their entirety by reference to, the definitive agreements. Copies of the definitive agreements will be made available without charge to you by making a written or oral request to us.

You should rely only upon the information contained in this prospectus, any prospectus supplement or incorporated by reference in this prospectus or in any prospectus supplement. We have not authorized anyone to provide you with different information. You should not assume that the information in this document is accurate as of any date other than that on the front cover of this prospectus.

Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein, in any other subsequently filed document which also is or is deemed to be incorporated by reference herein or in any accompanying prospectus supplement, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified and superseded, to constitute a part of this prospectus.

37,351,617 Shares

American Water Works Company, Inc.

Common Stock

Joint Book-Running Managers

BofA Merrill Lynch

Credit Suisse

Morgan Stanley

Citi

Goldman, Sachs & Co.

UBS Investment Bank

Janney Montgomery Scott

Boenning & Scattergood, Inc.

Brean Murray, Carret & Co.

Macquarie Capital

Societe Generale

The Williams Capital Group, L.P.